As filed with the Securities and Exchange Commission on November 5, 1999
                                                       Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    Form S-1
                             Registration Statement
                                      under
                           The Securities Act of 1933

                             -----------------------

                 Senior Insurance Settlements Funding Trust 1999
                            (Issuer of Certificates)

                         Capital Resource Group One, LLC
               --------------------------------------------------
               (Exact name of Registrant as specified in Charter)

        Delaware                         6411                  Applied For
------------------------   ----------------------------   ----------------------
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employee
                            Classification Code Number)   Identification number)

                               650 E. Carmel Drive
                                    Suite 150
                              Carmel, Indiana 46032
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                THOMAS J. LARUSSA
                               650 E. Carmel Drive
                                    Suite 150
                              Carmel, Indiana 46032
                                 (317) 705-5555
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                        Copies of all communications to:

                        Albert S. Dandridge, III, Esquire
                   Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                         1735 Market Street, 38th Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-1257

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement has been effective.


If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.


                         CALCULATION OF REGISTRATION FEE



                                                             Proposed Maximum    Proposed Maximum
Title of each class of Securities to        Amount to be      Offering Price        Aggregate           Amount of
be registered                                registered          per Unit         Offering Price    Registration Fee
------------------------------------        ------------     ----------------    ----------------   ----------------
9% Asset Backed Certificates                $ 46,000,000          $5,000           $ 46,000,000          $12,788
Maturing ____, 2007
9.25% Asset Backed Certificates             $104,000,000          $5,000           $104,000,000          $28,912
Maturing ___, 2009
------------------------------------        ------------     ----------------    ----------------   ----------------
Total                                       $150,000,000                           $150,000,000          $41,700



The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              Cross Reference Sheet

                    Pursuant to Item 501(b) of Regulation S-K

               Item and Caption in Form S-1                             Caption or Location in Prospectus
               ----------------------------                             ---------------------------------
1.    Forepart of the Registration Statement and Outside     Front Cover Page of the Registration Statement; Outside
      Front Cover Page of Prospectus                         Front Cover Page of the Prospectus

2.    Inside Front and Outside Back Cover Pages of the       Front Cover Page of the Registration Statement; Outside
      Prospectus                                             Front Cover Page of the Prospectus

3.    (a) Summary of Information                             Summary
      (b) Risk Factors                                       Risk Factors

4.    Use of Proceeds                                        Use of Proceeds

5.    Determination of Offering Price                        Not applicable

6.    Dilution                                               Not applicable

7.    Selling Security Holders                               Not applicable

8.    Plan of Distribution                                   Plan of Distribution; Cover Page; Summary; Description
                                                             of the Certificates and the Pooling and Servicing
                                                             Agreement

9.    Description of Securities to be Registered             Cover Page; Summary; Description of the Certificates
                                                             and the Pooling and Servicing Agreement

10.   Interests of Named Experts and Counsel                 Not applicable

11.   Information with Respect to the Registrant             Cover Page; Summary; United, Capital, 21st Services and
                                                             the Trust; and Description of the Certificates and the
                                                             Pooling and Servicing Agreement

12.   Disclosure of Commission Position on Indemnification   Part II of Registration Statement
      for Securities Act Liabilities                         Item 17 - Undertakings


PROSPECTUS                                                SUBJECT TO COMPLETION
----------

                                  $150,000,000


                 Senior Insurance Settlements Funding Trust 1999


          $46,000,000 9.0% Asset Backed Certificates Maturing ___, 2007 $104,000,000 9.25% Asset Backed Certificates Maturing ___, 2009

[LEGEND]
                     CAPITAL RESOURCE GROUP ONE, LLC, Seller
                       21st Holdings, LLC, Master Servicer


     The senior insurance settlements asset backed certificates offered hereby, evidence fractional, undivided interests in the assets of Senior Insurance Settlements Funding Trust 1999 to be created pursuant to a pooling and servicing agreement among:

     o Capital Resource Group One, LLC, as the originator of the trust and assignor of the senior insurance settlements to the trust

     o                   a national banking association as the trustee

     o    21st Holdings, LLC, as the master servicer

     o United Funds, LLC, as the subservicer of the senior insurance settlements and seller of the senior insurance settlements to Capital

The trust assets will include a portfolio of senior insurance settlements to be generated by the purchase of insurance policies at a discount from elderly insureds, a liquidity facility, and monies due or to become due with respect to the senior insurance settlements held by the trust. The certificates, in the aggregate, will represent a 100% interest in the trust assets.

     Prospective investors should consider the factors set forth under "Risk Factors."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------

                                                          Underwriting        Proceeds To Issuer
                                                          Discount and             or Other
                           Price to Public(1)            Commissions(2)           Person(3)
                           ------------------            --------------      -------------------
Per Certificate               $      5,000                 $      175            $      4,875
Total Maximum                 $150,000,000                 $5,250,000            $144,750,000
Total Minimum                 $ 20,000,000                 $  700,000            $ 19,300,000

------------------------------------------------------------------------------------------------


See footnotes on inside cover page.

     The certificates will be delivered by the transfer agent 5 days after the closing date. The certificates will be registered by individual book-entry by the trustee.

                            Pryor, Counts & Co., Inc.

                 The date of the Prospectus is _________, 1999.



(1)  Plus accrued interest, if any, at the applicable rate.

(2) An underwriting commission of 3.5% of the aggregate proceeds from certificate subscriptions will be paid to Pryor, Counts & Co., Inc. ("Placement Agent") in connection with the offering. In addition, Capital will grant to the Placement Agent a right entitling the Placement Agent to receive up to 2.75% and 10% of the assets, respectively, if any, remaining in Tranche I and Tranche II of the trust, respectively, after all interest and principal payments have been made to certificateholders. United and Capital have also agreed to indemnify the Placement Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

(3) In addition to the 3.5% underwriting commission payable to the Placement Agent, other fees and expenses of issuance and distribution are being paid by the trust.

                                     SUMMARY


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in the prospectus. Certain capitalized terms which are used in the following summary and elsewhere in the prospectus are defined in the Glossary located on page ___.

Senior Insurance Settlements             A senior insurance settlement is a cash
Industry                                 payment in exchange for the assignment
                                         of an ownership interest in a fully
                                         underwritten life insurance policy
                                         insuring the life of an individual of
                                         advanced age. This assignment carries
                                         with it the right to receive the death
                                         benefit payable upon the death of the
                                         insured. Insureds generally are
                                         motivated to sell their life insurance
                                         policies during the final months or
                                         years of their lives because such sales
                                         better enable the insureds to both
                                         prepare for their expected death, for
                                         the estate planning purposes or to
                                         obtain a certain quality and dignity of
                                         life that would otherwise be
                                         unavailable because of mounting medical
                                         and living expenses.

                                         Entities purchasing settlements pay the
                                         insured an amount discounted from the
                                         face value of the policy to be
                                         assigned. The amount of the discount is
                                         negotiated and varies depending upon
                                         the nature of the life insurance
                                         policy, the stability of the insurer,
                                         prevailing interest rates, the medical
                                         condition of the insured and the
                                         insured's estimated life expectancy.
                                         The gross income of entities trading in
                                         insurance settlements is generated
                                         almost exclusively by the difference
                                         between the discounted amount paid for
                                         each policy purchased and the face
                                         value of such policies. Net income is
                                         arrived at by subtracting from gross
                                         income such significant operating
                                         expenses as commissions payable to
                                         sourcing brokers, premium payments, due
                                         diligence costs, legal and accounting
                                         fees, interest and other miscellaneous
                                         expenses.

The Insurance Settlement Market          The insurance  settlement market has
                                         grown significantly since its beginning
                                         in 1989. Each year, more than $10
                                         billion in death benefits are paid to
                                         the beneficiaries of insureds who died
                                         of predictable terminal illnesses or
                                         chronic incurable diseases.

                                         The market potential for policies
                                         insuring the lives of individuals
                                         seeking to sell for reasons of estate
                                         purposes, advanced age, incurable
                                         medical conditions, life care, etc. is
                                         estimated by various sources, to be in
                                         excess of $200 billion.

                                         This figure represents those policies
                                         that are purchasable because of the
                                         accuracy in predicting the life
                                         expectancy of these insureds. Medical
                                         advances coupled with actuarial
                                         statistics have created the potential
                                         for this market.

Title of Securities                      9% Asset Backed Certificates Maturing
                                         ___, 2007 (the "Certificates").

                                         9.25% Asset Back Certificates Maturing
                                         ____, 2009 (the "Certificates").

Issuer                                   Senior Insurance Settlements Funding
                                         Trust 1999 (the "Trust")

The Offering                             A maximum of $150,000,000  and a
                                         minimum of $20,000,000 principal amount
                                         of Certificates will be offered for
                                         sale to the public. The offering will
                                         terminate 12 months from the effective
                                         date of the Registration Statement (the
                                         "Termination Date") unless, prior to
                                         the Termination Date, subscriptions to
                                         purchase $150,000,000 principal amount
                                         of Certificates have been accepted.
                                         Each investor must subscribe to
                                         purchase Certificates in the minimum
                                         denominations of $5,000 and integral
                                         multiples of $1,000 in excess of such
                                         minimum denomination.

                                         The Certificates are being offered by
                                         Pryor, Counts & Co., Inc. (the
                                         "Placement Agent") on a "best
                                         efforts-minimum maximum" basis. A
                                         minimum of $20,000,000 principal amount
                                         of Certificates must be sold not later
                                         than 90 days from the effective date of
                                         the Registration Statement (subject to
                                         Capital's option to extend such period
                                         for 30 days) or all funds will be
                                         returned to subscribers with interest.
                                         If a minimum of $20,000,000 of
                                         Certificates are sold within said
                                         period, the offering will continue on a
                                         "best efforts" basis until the
                                         remaining $130,000,000 principal amount
                                         of Certificates are sold or until
                                         expiration of the offering period (12
                                         months from the effective date of the
                                         Registration Statement), whichever
                                         occurs first. All proceeds from
                                         subscriptions to purchase the
                                         Certificates will be promptly
                                         transmitted by the Placement Agent or
                                         participating broker/dealers by noon of
                                         the next Business Day after receipt of
                                         such proceeds, to an interest bearing
                                         account of Chase Manhattan Bank, N.A.
                                         (the "Escrow Agent"). All checks and
                                         other orders for the payment of money
                                         should be made to "
                                                    ESCROW ACCOUNT FOR SENIOR
                                         INSURANCE SETTLEMENTS FUNDING TRUST
                                         1999."

                                         All offering proceeds will be deposited
                                         in an interest bearing escrow account
                                         (the "Escrow Account") with the Escrow
                                         Agent until subscriptions totaling
                                         $20,000,000 have been accepted, which
                                         must occur within 90 days from the
                                         effective date of the Registration
                                         Statement, subject to Capital's option
                                         to extend such period for 30 days. If
                                         this minimum amount of subscriptions
                                         has been timely received, then, with 2
                                         days prior notice, on the Closing Date,
                                         the Escrow Agent shall release to the
                                         Trustee funds equal to the amount of
                                         the Senior Insurance Settlements
                                         available for purchase in exchange for
                                         Certificates in the similar principal
                                         amount which amount shall not be less
                                         than $20,000,000. All subsequent
                                         subscription proceeds will be deposited
                                         in the Escrow Account with the Escrow
                                         Agent until the earlier of (a) such
                                         time and from time to time Senior
                                         Insurance Settlements are available for
                                         assignment to the Trust in exchange for
                                         Certificates of equivalent amounts
                                         (less amounts paid to the Placement
                                         Agent); (b) the Termination Date; or
                                         (c) the date on which a total of
                                         $150,000,000 principal amount of
                                         Certificates has been issued.

                                         If subscriptions for a minimum of
                                         $20,000,000 have not been accepted
                                         within 90 days from the effective date
                                         of this Registration Statement (subject
                                         to Capital's option to extend that
                                         period for 30 days), all subscription
                                         proceeds then held in the Escrow
                                         Account will be returned promptly with
                                         interest earned thereon. The Escrow
                                         Agent will be entitled to retain, from
                                         disbursements from the Escrow Account
                                         that are payable to Capital for Senior
                                         Insurance Settlements assigned to
                                         the Trust, outstanding fees and/or
                                         expenses owed to it under the Escrow
                                         Agreement and which have not been paid
                                         by Capital.

                                         Capital shall have the option to
                                         purchase such Certificates at 102.50%
                                         of the outstanding principal amount
                                         thereof after each 5 year period,
                                         respectively. The entire principal
                                         amount of Tranche I of the Certificates
                                         shall be due and payable no later than
                                         the First Distribution Date following
                                         the Tranche I Final Maturity Date which
                                         has been defined as the close of
                                         business on the First Business Day and
                                         the date 8 years from the First Closing
                                         Date and the entire principal amount of
                                         Tranche II the Certificates shall be
                                         due and payable no later than the First
                                         Distribution Date following the Tranche
                                         II Final Maturity Date which has been
                                         defined as the close of business on the
                                         First Business Day and date occurring
                                         10 years from the First Closing Date.

The Trust                                Senior  Insurance  Settlements  Funding
                                         Trust  1999 ("the  Trust")  will be
                                         formed pursuant to the Pooling and
                                         Servicing Agreement. The assets of the
                                         Trust will include (a) an irrevocable
                                         beneficial interest in all Senior
                                         Insurance Settlements assigned to the
                                         Trust by Capital, (b) monies due or to
                                         become due with respect to the Senior
                                         Insurance Settlements, (c) funds or
                                         proceeds collected or to be collected
                                         with respect to the Senior Insurance
                                         Settlements, (d) funds on deposit in
                                         certain bank accounts of the Trust and
                                         funds invested in Permitted Investments
                                         (inclusive of any interest earned or
                                         accrued or those funds), and (e) all
                                         right, title and interest in and to the
                                         Senior Insurance Settlements and any
                                         supporting documentation or agreements
                                         related to the Senior Insurance
                                         Settlements.

Capital Capital Resource Group One, LLC ("Capital"), a Delaware limited liability company, was incorporated on October 21, 1999 and was formed for the purpose of acquiring Senior Insurance Settlements from United and assigning them to the Trust pursuant to the Pooling and Servicing Agreement. Capital is a wholly owned subsidiary of United and will be the originator of the Trust.

Trustee                                                              a National
                                         Banking Association, (the "Trustee")
                                         will perform the functions of Trustee
                                         described in the Pooling and Servicing
                                         Agreement. The Trustee will also act as
                                         Paying Agent and Transfer Agent and
                                         Registrar under the terms of the
                                         Pooling and Servicing Agreement. In
                                         addition,
                                         will perform the services of Escrow
                                         Agent pursuant to the Escrow Agreement.

Master Servicer                          21st  Holdings,  LLC ("21st  Services"
                                         or "Master Servicer"), a Minnesota
                                         limited liability company and a
                                         national insurance services
                                         organization, will perform the
                                         functions of Master Servicer as
                                         described in the Pooling and Servicing
                                         Agreement and the Master Servicer
                                         Agreement and will receive a fee in the
                                         amount of .175% of the principal amount
                                         of Certificates outstanding, payable
                                         monthly up until the Final Closing
                                         Date. After the Final Closing Date the
                                         amount will be .0875% of the principal
                                         amount of the Certificates outstanding,
                                         payable monthly. 21st Services has not
                                         acted as master servicer of senior
                                         insurance settlements but has had
                                         extensive experience in underwriting,
                                         performing diagnostic services and
                                         evaluating senior insurance
                                         settlements. 21st Services is qualified
                                         to perform the duties of Master
                                         Servicer of the Senior Insurance
                                         Settlements.

                                         The Master Servicer shall receive and
                                         maintain data relating to the Senior
                                         Insurance Settlements assigned to
                                         the Trust such that at all times the
                                         records of the Master Servicer will
                                         accurately reflect the transactions
                                         involving the Senior Insurance
                                         Settlements. Upon the removal of the
                                         Subservicer, the Master Servicer will
                                         be appointed Successor Servicer and
                                         will assume the duties of the
                                         Subservicer under the Pooling and
                                         Servicing Agreement except those duties
                                         specifically excluded.

                                         The Master Servicer shall have the
                                         responsibility for (a) reviewing
                                         medical, insurance, and financial
                                         underwriting for the Senior Insurance
                                         Settlements, (b) managing the
                                         assignment of the policies between
                                         United, Capital and the Trust, (c)
                                         reviewing financial analysis for each
                                         insurance policy and its relationship
                                         to the aggregate pool of insurance
                                         policies, (d) reviewing Senior
                                         Insurance Settlements purchase
                                         recommendations, (e) auditing the
                                         integrity of financial models on a
                                         periodic basis, (f) tracking of
                                         insureds and maintenance of medical
                                         files, and (g) maintaining data on
                                         pool characteristics.

Subservicer                              United Funds, LLC, ("United" or
                                         "Subservicer") a Delaware limited
                                         liability company, incorporated on
                                         October 21, 1999, as Subservicer, will
                                         service the Senior Insurance
                                         Settlements for the Trust pursuant to
                                         the Pooling and Servicing Agreement.
                                         United will also be the "Seller" of the
                                         Senior Insurance Settlements to be
                                         purchased by Capital under the Senior
                                         Insurance Settlements Purchase
                                         Agreement.

                                         United does not have a portfolio of
                                         senior insurance settlements nor does
                                         it presently have any contracts to
                                         purchase senior insurance settlements
                                         for its own account.

                                         United, as Subservicer, will service
                                         the Senior Insurance Settlements for
                                         the Trust for which United will receive
                                         an annual Subservicer's Fee which shall
                                         be equal to the product of .275%
                                         multiplied by the principal amount of
                                         the Certificates outstanding, payable
                                         monthly up until the Final Closing
                                         Date. After the Final Closing Date the
                                         amount will be .3625% of the principal
                                         amount of the Certificates outstanding.

Aggregate Servicing Fee                  The aggregate servicing fee is .45% of
                                         the principal amount of the
                                         Certificates outstanding, consisting of
                                         the .175% Master Servicer's Fee and
                                         .275% Subservicer's Fees up until the
                                         Final Closing Date. After the Final
                                         Closing Date the fees will be .0875%
                                         and .3625%, respectively.

The Certificates                         The Certificates will be offered in
                                         minimum denominations of $5,000 and
                                         integral multiples of $1,000 in excess
                                         of such minimum denominations. Upon
                                         issuance, the Certificates will be
                                         executed by Capital and authenticated
                                         by the Trustee. Each Certificate shall
                                         be executed by manual or facsimile
                                         signature on behalf of the Trust by an
                                         authorized officer of the Trustee. No
                                         Certificate shall be valid for any
                                         purpose unless so authenticated and
                                         signed.

                                         Each Certificate offered hereby
                                         represents an undivided interest in the
                                         Trust. Each Certificate represents its
                                         owner's right to receive semi-annual
                                         payments of interest at one-half the
                                         Certificate Rate (the "Certificate
                                         Interest") during the period that the
                                         Certificates are outstanding, primarily
                                         from Collections attributable to the
                                         collection of policy proceeds and the
                                         Liquidity Account. See "Description of
                                         the Certificates and the Pooling and
                                         Servicing Agreement - Principal
                                         Payments." The entire principal amount
                                         of the outstanding Certificates shall
                                         be due and payable no later than the
                                         First Distribution Date following the
                                         Final Maturity Date which shall be the
                                         close of business on the First Business
                                         Day and date occurring 8 years and 10
                                         years, respectively, from the First
                                         Closing Date.

                                         The principal amount of each
                                         Certificate will remain fixed at its
                                         initial principal amount until the
                                         Final Maturity Date.

                                         The Certificates will represent
                                         beneficial interests in the Trust only
                                         and will not represent or constitute an
                                         interest in Capital or United.

Certificate Interest                     Certificate Interest will accrue at
                                         the rate of 9.0% and 9.25% per annum,
                                         respectively, (the "Certificate Rate")
                                         from the Closing Date applicable to
                                         each Certificate and is payable to the
                                         Certificateholders semi-annually (each
                                         such a "Distribution Date"), after the
                                         date of purchase of the Certificates
                                         (the "Closing Date"). Principal is
                                         payable commencing on the first

                                         Distribution Date following the close
                                         of busness on the 8th and 10th year
                                         anniversary, respectively, of the
                                         Closing Date. The Certificates are
                                         subject to optional repurchase at
                                         102.50% of the outstanding principal
                                         amount thereof after each 5 year
                                         period, respectively. The Trust will
                                         terminate at the close of business on
                                         the First Business Day 10 years from
                                         the date of the first Closing Date.
                                         Interest will be calculated as of the
                                         1st day of the month during the period
                                         in which the applicable Distribution
                                         Date occurs or, in the case of the
                                         initial Distribution Date, on the
                                         principal amount of the Certificates
                                         issued on the initial Closing Date.
                                         Certificate Interest will be calculated
                                         on the basis of a 360 day year
                                         comprised of 12 months of 30 days each.
                                         Beginning with the Distribution Date in
                                         the period immediately following the
                                         applicable Closing Date, Certificate
                                         Interest at 1/2th the Certificate Rate
                                         will be due and payable.

                                         Certificate Interest payments on any
                                         Distribution Date will be funded from
                                         Collections attributable to Senior
                                         Insurance Settlements during the
                                         preceding six months, or such shorter
                                         period as applicable. Certificate
                                         Interest will be paid only after that
                                         portion of the Trustee's Fees due on
                                         the applicable Distribution Date have
                                         been paid. If Collections attributable
                                         to Senior Insurance Settlements are
                                         insufficient to fund the payment of
                                         such Trustee's Fees and Certificate
                                         Interest, the deficiency will be paid
                                         from withdrawals from the Liquidity
                                         Account, to the extent available. See
                                         "Description of the Certificates and
                                         the Pooling and Servicing Agreement".

Tax Matters                              Capital (under the Pooling and
                                         Servicing Agreement) and each
                                         Certificateholder (by acceptance of its
                                         Certificate) agree to treat the
                                         Certificates as indebtedness of Capital
                                         for federal, state and local income and
                                         business tax purposes. However, no tax
                                         ruling will be requested by Capital or
                                         the Trust with respect to this
                                         characterization. If the
                                         characterization of the Certificates as
                                         debt obligations of Capital were
                                         successfully challenged by the Internal
                                         Revenue Service, there may be adverse
                                         tax consequences to Certificateholders.
                                         See "Tax Matters".

Registration of Certificates             The Certificates will be registered by
                                         individual book-entry by the Transfer
                                         Agent and Registrar who shall be the
                                         Trustee. There currently is no
                                         secondary market for the Certificates,
                                         and there is no assurance that one will
                                         develop.

Senior Insurance Settlements             Senior Insurance Settlements shall mean
                                         insurance policies purchased from
                                         elderly insureds in the newly emerging
                                         senior and elder settlement market.

                                         United intends to enter into agreements
                                         with referral sources, primarily
                                         sourcing brokers, financial planners,
                                         healthcare professionals and elder care
                                         organizations to purchase insurance
                                         policies from insureds pursuant to
                                         which United will purchase the Senior
                                         Insurance Settlements at a discount of
                                         between 20% and 90% of the face amount
                                         of the insurance policies (the " Senior
                                         Insurance Settlements Purchase Price").
                                         United may also use 21st Services or
                                         its affiliates as sourcing brokers.
                                         United will then evaluate and process
                                         the Senior Insurance Settlements. 21st
                                         Services will also make an extensive
                                         evaluation of such policies. United
                                         will then sell the Senior Insurance
                                         Settlements, without recourse to
                                         Capital. The purchased policies will
                                         then be deemed to be Senior Insurance
                                         Settlements upon their acquisition by
                                         Capital and the assignment of the
                                         beneficial interest in such Senior
                                         Insurance Settlements to the Trust,
                                         except as otherwise provided in the
                                         Pooling and Servicing Agreement.

                                         Capital will enter into an Senior
                                         Insurance Settlements Purchase
                                         Agreement dated of even date with the
                                         Pooling and Servicing Agreement between
                                         Capital, as buyer, and United, as
                                         seller, containing the terms and
                                         conditions under which Capital will
                                         purchase Senior Insurance Settlements
                                         from United. Pursuant to the Senior
                                         Insurance Settlements Purchase
                                         Agreement, United will (a) sell,
                                         transfer, assign, and convey to Capital
                                         all of United's right and interest in
                                         and to the Senior Insurance Settlements
                                         and (b) take all actions that are
                                         required under state law to establish
                                         Capital's ownership interest in and to
                                         the Senior Insurance Settlements, as
                                         more fully described in the Senior
                                         Insurance Settlements Purchase
                                         Agreement. See "Description of the
                                         Senior Insurance Settlements Purchase
                                         Agreement."

                                         Pursuant to the Pooling and Servicing
                                         Agreement, simultaneously with the
                                         purchase of the Senior Insurance
                                         Settlements from United, Capital will
                                         (a) designate the Trust as an
                                         irrevocable beneficiary of the Senior
                                         Insurance Settlements and (b) cause to
                                         be taken all actions that are required
                                         under state law to establish the
                                         Trust's interest in and to the Senior
                                         Insurance Settlements. See "Description
                                         of the Certificates and the Pooling and
                                         Servicing Agreement - Assignment of
                                         Senior Insurance Settlements".

                                         Diversification Requirements: Capital
                                         will covenant to structure its
                                         purchase, acquisition and transfer of
                                         Senior Insurance Settlements so that
                                         (a) at acquisition, no less than 75% of
                                         the cumulative death benefits of the
                                         Senior Insurance Settlements held or
                                         owned by the Trust shall be payable by
                                         insurance companies with an A.M. Best
                                         rating of A or better, or its
                                         equivalent as set by other nationally
                                         recognized rating agencies, (b) no
                                         more than 25% of the cumulative death
                                         benefits of the Senior Insurance
                                         Settlements held or beneficially owned
                                         by the Trust shall be payable by
                                         insurance companies with an A.M. Best
                                         rating of B+, or its equivalent as set
                                         by other nationally recognized rating
                                         agencies, (c) at any given time no
                                         more than 10% of the outstanding
                                         cumulative death benefits of the Senior
                                         Insurance Settlements held or
                                         beneficially owned by the Trust shall
                                         be payable by any one insurance
                                         company, and (d) no more than $4
                                         million in Tranche I and $10 million in
                                         Tranche II will be cumulative death
                                         benefits relating to any one
                                         individual.

Senior Insurance Settlements Servicing   United shall perform the duties of
                                         Subservicer as described in the Pooling
                                         and Servicing Agreement, which include
                                         responsibility for (a) the day-to-day
                                         operations of the pool of Senior
                                         Insurance Settlements; (b) all data
                                         management functions; (c) system
                                         development and maintenance; (d)
                                         allocating Collections to the
                                         appropriate accounting categories; (e)
                                         preparing certain periodic reports and
                                         certificates and otherwise tending to
                                         the Collection of the Senior Insurance
                                         Settlements; and (f) maintaining Escrow
                                         Agent and Trust functions. See "United,
                                         Capital, 21st Services and the Trust -
                                         United."

                                         Should United fail to perform the
                                         duties of Subservicer, the Trustee
                                         shall require the Master Servicer to
                                         perform the duties of Subservicer and
                                         appoint the Master Servicer as
                                         Successor Servicer. In this regard, the
                                         Master Servicer will receive the entire
                                         amount of the servicing fee.

Collections and Investor Accounts        All payments received with respect to
                                         the Senior Insurance Settlements
                                         constitute Collections.

                                         Lockbox Account. Collections will be
                                         sent by the insurer directly to the
                                         Trust's Lockbox Account or, if sent to
                                         the Subservicer, will be deposited
                                         within one (1) Business Day of its
                                         receipt into the Lockbox Account by the
                                         Subservicer.

                                         Senior Insurance Settlements Account.
                                         The Senior Insurance Settlements
                                         Account shall be a segregated,
                                         interest-bearing account into which
                                         Collections attributable to Senior
                                         Insurance Settlements will be deposited
                                         from the Lockbox Account.

                                         Liquidity Account. The Liquidity
                                         Account will be a segregated account
                                         formed to provide additional security
                                         for the distributions required under
                                         the Pooling and Servicing Agreement and
                                         to provide for premium payments on the
                                         insurance policies. Any amounts of
                                         excess of the Senior Insurance
                                         Settlements Purchase Price will be
                                         maintained in the Liquidity Account.

                                         Distribution Account. The Distribution
                                         Account is a segregated, non-interest
                                         bearing account into which funds are
                                         deposited and from which distributions
                                         are made to the Certificateholders.

                                         The Lockbox Account, the Senior
                                         Insurance Settlements Account, the
                                         Liquidity Account, and the Distribution
                                         Account are collectively referred to as
                                         Investor Accounts.

Permitted Investments                    The Trust may invest funds from the
                                         Senior Insurance Settlements Account
                                         and the Liquidity Account in Permitted
                                         Investments. See "Glossary."

Amortization Period                      With respect to each Certificate, the
                                         Amortization Period shall mean the
                                         period commencing on the date of the
                                         first issuance of the Certificates
                                         (i.e., the applicable Closing Date) and
                                         ending on the earlier to occur of (a)
                                         the close of business on the 1st
                                         Business Day and date 8 years and 10
                                         years, respectively, from the First
                                         Closing Date or (b) the date on which a
                                         Pay Out Event is deemed to occur. The
                                         First Closing Date shall not occur
                                         prior to the effective date of the
                                         Registration Statement. No Certificate
                                         Principal will be distributed to
                                         Certificateholders during the
                                         Amortization Period.

                                         The last distribution of Certificate
                                         Principal to Certificateholders will be
                                         due and payable on the Final Maturity
                                         Date. See "Description of the
                                         Certification and the Policy and
                                         Servicing Agreement - Principal
                                         Payments."

Distributions From the Senior            On each Transfer Date, the Paying Agent
Insurance Settlements Account            will withdraw, to the extent available
and Liquidity Account                    from Collections attributable to the
                                         Senior Insurance Settlements Account
                                         and from the Liquidity Account if
                                         insufficient funds are available from
                                         the Senior Insurance Settlements
                                         Account, and deposit in the
                                         Distribution Account for payment in
                                         the following order of priority:
                                         (a) Trustee's fees and expenses;
                                         (b) Certificate Interest; (c) Master
                                         Servicer's fee; and (d) Subservicer's
                                         fee. See "Description of the
                                         Certificates and the Pooling and
                                         Servicing Agreement - Interest
                                         Payments" and - "Investor Accounts and
                                         Allocation of Collections."

                                         On each Transfer Date, after the Final
                                         Maturity Date, the Paying Agent will
                                         withdraw from the Senior Insurance
                                         Settlements Account and Liquidity
                                         Account, if necessary, and deposit into
                                         the Distribution Account, for payment
                                         of principal to the Certificateholders
                                         on the next Distribution Date,
                                         Collections attributable to Senior
                                         Insurance Settlements. See "Description
                                         of the Certificates and the Pooling and
                                         Servicing Agreement - Principal
                                         Payments" and - "Investor Accounts and
                                         Allocation of Collections."

Affiliation Between United and Capital   United is a Delaware limited liability
                                         corporation who will be the Seller of
                                         the senior insurance settlements to
                                         Capital and the Subservicer of the
                                         Senior Insurance Settlements.

                                         Capital is a single purpose
                                         wholly-owned subsidiary of United and
                                         is the originator of the Trust

Placement Agent                          Pryor, Counts & Co., Inc. (the
                                         "Placement Agent") is a New York
                                         corporation and will be the
                                         broker/dealer who will use its best
                                         efforts to offer and sell the
                                         Certificates. The Placement Agent is a
                                         member in good standing, of the
                                         National Association of Securities
                                         Dealers, Inc. ("NASD") and registered
                                         as a broker/dealer with the Securities
                                         and Exchange Commission. The Placement
                                         Agent is not an "affiliate" of United
                                         or Capital.

21st Services Fees                       21st Services will receive a fee of
                                         .30% for each Senior Insurance
                                         Settlement referred to and purchased by
                                         United. 21st Service is not an
                                         "affiliate" of either United or
                                         Capital.

Financial Information                    Capital has determined that its
                                         financial statements are not material
                                         to the offering made hereby.

                                         The Trust will be formed to own Senior
                                         Insurance Settlements and to issue the
                                         Certificates. The Trust will have no
                                         assets or obligations prior to the
                                         issuance of the Certificates and will
                                         not engage in activities other than
                                         those described herein. Accordingly, no
                                         financial statements with respect to
                                         the Trust are included in the
                                         Prospectus.

Reports to Certificateholders            Once every year during the term of the
                                         Trust, the financial statements of the
                                         Trust will be audited by independent
                                         public accountants and such statements
                                         will be made available to
                                         Certificateholders upon request.

                                         Additionally, a Semi-Annual
                                         Certificateholders' Statement and an
                                         Annual Certificateholders' Tax
                                         Statement will be sent to each
                                         Certificateholder. See "Description of
                                         the Certificates and the Pooling and
                                         Servicing Agreement."

THE CERTIFICATES REPRESENT BENEFICIAL UNDIVIDED INTERESTS IN THE TRUST ONLY AND DO NO REPRESENT INTERESTS IN OR OBLIGATIONS OF CAPITAL, UNITED OR
ANY AFFILIATE THEREOF EXCEPT TO THE EXTENT DESCRIBED HEREIN. THE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY.

THE CERTIFICATES ARE OFFERED SUBJECT TO PRIOR SALE, TO ALLOTMENT AND WITHDRAWAL AND TO CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE. THE PLACEMENT AGENT RESERVES THE RIGHT, IN ITS DISCRETION, TO REJECT ORDERS IN WHOLE OR IN PART FOR THE PURCHASE OF CERTIFICATES OFFERED HEREBY, NOTWITHSTANDING THE TENDER OF PAYMENT BY CHECK OR OTHERWISE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIED BY THE TRUST, CAPITAL OR UNITED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES, OR AN OFFER OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATIN WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENET TO ITS DATE.

                                  RISK FACTORS


     Potential investors should be aware that an investment in the Trust involves a high degree of risk. There can be no assurance that the Trust's investment objectives will be achieved or that an investor will receive a return of its capital. We also caution you that this prospectus includes forward-looking statements that are based upon our beliefs and assumptions and on information currently available to us. The following considerations should be carefully evaluated before making an investment in the Trust.

     Dependence on United, Capital and 21st Services and on Ability to Predict Life Expectancy. The Trust shall look solely to Capital and Capital shall look solely to United for the acquisition of Senior Insurance Settlements. There can be no assurance that there will be sufficient Senior Insurance Settlements to utilize the entire $150,000,000 anticipated to be raised from this offering of Certificates. If United were to cease acting as Subservicer, and if 21st Services were to cease acting as Master Servicer, delay in processing payments on the Senior Insurance Settlements and information with respect thereto could occur, resulting in (a) delays in payments to the Certificateholders; (b) the early termination of the Trust; and (c) early maturity of the Certificates. United, in turn is dependent upon Thomas LaRussa, the loss of whom could adversely affect United's business and its ability to perform its duties and obligations under the Pooling and Servicing Agreement and the Senior Insurance Settlements Purchase Agreement. The loss of Paul Kirkman, Robert Simon and Steven Walker of 21st Services who will perform the Master Servicer functions, could also adversely affect its obligations under the Pooling and Services Agreement. See "United, Capital, 21st Services and the Trust."

     The Trust's operations and financial results are highly dependent on the ability of United and 21st Services, to predict accurately life expectancy. Life expectancy is a significant factor in United's determination of the purchase price of an insurance policy. Unanticipated delays in the collection of policies will reduce the Trust's actual yield on its portfolio and adversely affect the Trust's cash flow. See "United, Capital, 21st Services and the Trust."

     Cures and Advances in Medical Treatments For Terminal Illnesses Will Reduce the Need for Insurance Settlements. The development of a cure for or vaccine against diseases and other terminal illnesses or the development of new drugs or other treatments which extend the life expectancy of individuals with such illnesses could delay substantially the collection of the face value of policies assigned to the Trust. Any such delay could materially reduce the Trust's actual yield on its portfolio, materially adversely affect the Trust's cash flows and extend the period over which the Trust would recognize future income. In addition, such medical developments would likely reduce the number of individuals seeking insurance settlements. Substantial reductions is the cost of treating terminal illnesses (including reductions from the development of less costly treatments) may also reduce the number of individuals seeking insurance settlements. The Trust's profitability is directly linked to its ability to collect the face value of its life insurance policies within the estimated life expectancy of the insured. While some individual insureds will outlive their estimated life expectancy, others will not. The Trust will mitigate this risk by investing in fully underwritten insurance policies of seniors and having two

Tranches with maturities of 8 and 10 years, respectively, thereby reducing the impact of some insureds outliving their life expectancy. Advances in medical treatment or cures that significantly prolong the lives of insureds who have sold their life insurance policies to the Trust may eliminate any profits and may lead to substantial losses. However, United anticipates that almost all of its purchases will be senior settlements which represent a much more diverse array of life threatening or life shortening illnesses than has historically been present in the viatical settlement market which to date has largely involved AIDS patients.

     Shortfall in Liquidity Account. Inaccurate life expectancy estimates could result in the depletion of the Liquidity Account. While investing in a large portfolio of Senior Insurance Settlements mitigates this risk, if the Liquidity Account is depleted for any reason, the Trust would be unable to pay premiums on outstanding policies and the policies would lapse. Anticipating such circumstances, the Trust could attempt to liquidate its remaining Senior Insurance Settlements through a sale to one or more third parties. The sale price would take into account the then estimated life expectancies of Senior Insurance Settlements plus a further discount representing a reserve to permit the purchaser to pay premiums for a period of time after the sale.

     The risk of shortfalls in the Liquidity Account will be mitigated somewhat since funds will not be released from the Liquidity Account as Senior Insurance Settlements are liquidated. Thus, the Liquidity Account will benefit from any overestimates of life expectancies.

     Delay in Payment and Non-Payment of Policy Proceeds. A number of arguments may be addressed by former beneficiaries under a policy or by the insurance company issuing a policy to deny or delay payment to the Trust of the proceeds of a policy following an insured's death, including arguments related to lack of mental capacity of the client or applicable periods of contestability or suicide provisions. Furthermore, the Trust may be unable to collect the face value of any insurance policy issued by an insurance company which becomes insolvent. While virtually all states have established guarantee funds to pay the face value of life insurance policies issued by insolvent insurance companies, the face value of a policy may exceed the amount provided by such fund and, in any event, a significant delay in the receipt of payment may occur. Prior to purchasing a policy, United and 21st Services, will follow a procedure designed to minimize the risk that any of the foregoing will result in non-payment of proceeds to the Trust. Delay for any reason in the Trust's collection of the face value of a life insurance policy following the death of the insured could have an adverse effect on the Trust's profits and distributions. The types of events that could cause a delay in payment include disputes with third parties concerning the mental capacity of the insured at the time of sale of the policy, inability to obtain a death certificate in a timely manner, disputes with former beneficiaries concerning the release of their interests, and other problems relating to the transfer of title of the life insurance policy. The Trust could also experience difficulty obtaining a death certificate for a deceased insured if the insured disappears prior to such insured's death, the insured dies outside of the Unites States or the Trust is unable to immediately determine the country where the insured died.

     Nonpayment of policy proceeds is a less likely but far more serious risk than delay in payment. Nonpayment of a life insurance policy will significantly reduce the Trust's profits and distributions. Nonpayment could result from the insolvency of the insurer or a dispute with the insurer concerning the issuance of the life insurance policy.

     To minimize the risk of a delay in payment or of nonpayment of life insurance policy proceeds, United and/or 21st Services will take these steps, among others, during the policy evaluation phase:

     o Obtain notarized consents and releases from the former beneficiaries of the life insurance policies;

     o Review statements provided by the insured's physicians regarding the owner and/or insured's mental capacity;

     o Review policy documents to confirm contestability periods and other matters; and

     o Review the credit standing of life insurance companies as rated by recognized ratings agencies.

     Nontransferability of Certificates. The Placement Agent has advised Capital that the Placement Agreement does not intend to act as a market maker of the Certificates.

     Negative Effect of Increasing Interest Rates. Changes in interest rates, and expectations about changing interest rates, will have a variety of affects on the Trust's business. The Trust's profitability is dependent to a significant degree on the difference ("spread") between the cost of the Senior Insurance Settlements and the yield that it earns on its portfolio of policies. Increase in interest rates may affect the price the Trust is willing to pay for the Senior Insurance Settlements. Any substantial increase in interest rates will result in either a decrease in the purchase price the Trust is willing to pay for Senior Insurance Settlements or a lower spread. If the Trust's purchase prices were to become significantly lower than its competition's purchase prices, the number of policies available to the Trust could decrease. In addition, due to current and proposed regulations in several states which provide minimum purchase prices for policies, the Trust may be unable to decrease its purchase prices to fully account for the interest rates paid on the Certificates. See "Risk Factors-Government Regulation."

     Competition from other Insurance Settlement Companies and/or Insurance Companies. The acquisition and servicing of insurance settlements is not unique. Several other companies offer similar services and many of them are larger and have greater resources than United and Capital. These other companies could choose to enter United's and Capital's target market and devote greater resources and capital to the acquisition of senior insurance settlements. The resources and capital of the other companies are much greater than those which United and Capital currently have available to them or which United and Capital may have available in the future and thus United and Capital may be restricted in their abilities to engage in business competitively with these other companies.

     United believes that approximately 50 to 60 insurance settlement companies currently operate in the United States. Although lack of traditional funding sources and high financing costs have limited the industry's growth in the past, competition has recently increased. This increased competition has contributed to higher prices and lower original estimated annual yields for such policies. In addition, recently, the number of life insurance companies offering accelerated death benefits to their policyholders has increased substantially and the number of policyholders covered by some form of accelerated death benefit feature has increased at an even higher rate. Accelerated death benefits allow policyholders to access all or a portion of the death benefits of their life insurance prior to their death under circumstances defined by the issuing insurance company. Although the terms of accelerated death benefit features very considerably, most provide for the payment to the policyholder prior to the death of the insured of a specified percentage (generally ranging from 25% to 50%) of the policy's death benefit upon the certification by a physician that the insured has a terminal illness and that death is expected to occur within a specified period of time (generally within six to 12 months). Although United believes insurance companies have generally offered accelerated death benefits on terms more restrictive than the terms of senior insurance settlements, the life insurance industry may become more aggressive in offering such benefits and other benefits to terminally ill persons. In addition, more insurance companies may engage in the insurance settlement business itself, although United is aware of only a limited number having done so to date. Given the life insurance industry's financial resources and direct access to policyholders, life insurance companies could become much stronger and more effective competitors to insurance settlement companies in the future. In addition, it is possible that other capital providers that do not currently provide insurance settlements will in the future offer insurance settlements or similar financial services. Any increased competition could increase the purchase price of policies, thus reducing the Trust's future yield on its portfolio, and could also reduce the number of policies available for purchase by United. The Trust's existing and future competitors may have substantially greater financial resources than the Trust.

     Costs of and delays attributable to Government Regulation. Capital and United either will be not required to be licensed, will be licensed, or will temporarily be permitted to do business without a license. Currently only one state, Texas, regulates senior life insurance settlements.

     Generally, the statutes are designed to protect the rights of insureds by ensuring, to the extent possible, that they receive (a) appropriate disclosures from the settlement company negotiating the purchase of their life insurance policy, (b) a fair and reasonable purchase price for their life insurance policy, and (c) an opportunity for a brief period after the closing of the sale of their life insurance policy to rescind the sale transaction. An additional goal of most of the regulations are to enable state agencies to monitor the financial soundness and business activities of entities engaged in the buying and selling of insurance settlements.

     United generally welcomes increased regulation of the insurance settlement market and does not expect broader regulation to adversely affect its business. For the most part, compliance with state laws regulating the insurance settlement industry involves fulfilling certain licensing and reporting requirements and adherence to certain disclosure and procedural requirements when buying and selling insurance settlements. Capital and United intend to comply with all applicable state statutes regulating the conduct of entities engaged in the buying and selling of senior insurance settlements. Capital and United intend to obtain all required state licenses or permits but there can be no assurance that they will be able to obtain such licenses. United will be prohibited from purchasing insurance settlements in any state in which it is unable to obtain or maintain the appropriate licenses.

     At present, Capital and United have no reason to believe that they will be unable to comply with the licensing requirements of any particular jurisdiction. However, the number of states enacting statutes governing the insurance settlement industry is growing, and states with existing insurance settlement statutes are broadening the scope of their regulations.

     There can be no assurance that, in the future, there will not be periods when Capital and United are not in compliance with state regulations and during which Capital and United will be unable to comply.

     A few states, have either adopted or are seriously considering the adoption of legislation that regulates the minimum purchase prices to be paid for insurance settlements. Capital and United will comply with any and all legislation enacted by these jurisdictions and others. Compliance with minimum purchase price requirements may significantly reduce the Trust's profitability and ability to make distributions. Because minimum purchase price requirements may prevent the Trust from earning an acceptable margin of profit on the life insurance policies in its portfolio, such requirements may force the Trust not to purchase life insurance policies in states imposing such restrictions.

     Every state has statutes governing persons and entities engaged in the conduct of an insurance business. United is not aware of any judicial or administrative opinion from any jurisdiction conclusively finding that investment in insurance settlements constitutes the conduct of an insurance business. It is possible, however, that investment in insurance settlements will, in the future, be interpreted as the conduct of an insurance business. The Trust will not be organized as an insurance company. If a significant number of jurisdictions, particularly jurisdictions from which the Trust will obtain a large amount of insurance settlements limit the trade in insurance settlements to insurance companies, this is likely to have a material adverse effect on the Trust and its prospects for financial success.

     Limited Assets. The Trust does not have, nor is it expected to or permitted to have, any assets other than Senior Insurance Settlements and temporary investments. Investors, therefore, must rely exclusively on payment of death benefits on policies beneficially owned by the Trust.

     No Regulation as an Investment Company. While the Trust may be considered similar to an investment company, it does not intend to register as such under the Investment Company Act of 1940, and accordingly, the provisions of that Act (which, among other matters, require investment companies to have a majority of disinterested directors and regulate the relationship between the investment advisers and the investment company) will not be applicable. See "Investment Company Act of 1940."

     Bankruptcy or Insolvency of United. United will warrant to Capital in the Senior Insurance Settlements Purchase Agreement between them that the sale of the Senior Insurance Settlements by United to Capital is a true and valid sale. In addition, United will take all actions that are required under the law of each of the jurisdictions in which the Senior Insurance Settlements are purchased to protect Capital's ownership interest in the Senior Insurance Settlements in the event a court should rule that the sale to Capital was not a true sale but a financing arrangement. United will treat each transaction as a sale, and as such, the Senior Insurance Settlements would not be part of United's estate should United be subject to bankruptcy proceedings or creditors' rights proceedings. Notwithstanding the foregoing, if United were to become a debtor in a bankruptcy proceeding and a creditor, Trustee-in-Bankruptcy, or United itself, as debtor, were to assert that the sale of the Senior Insurance Settlements to Capital should be recharacterized as a pledge of such Senior Insurance Settlements to secure the borrowing of United, then delays in payments of collections to the Trust and the Certificataeholders could occur or, in the event a bankruptcy court were to rule in favor of any such trustee, creditor, or United, then reductions in the amount of such payments could result. See "Certain Legal Aspects of the Senior Insurance Settlements - Certain Matters Relating to Bankruptcy."

     Bankruptcy or Insolvency of Capital. Capital will warrant in the Pooling and Servicing Agreement that the assignment of the Senior Insurance Settlements to the Trust is an irrevocable assignment of its beneficial interest in the Senior Insurance Settlements to the Trust. Capital will take all actions required under the law of each jurisdiction in which the Senior Insurance Settlements are assigned to establish the Trust's interest in the Senior Insurance Settlements. Notwithstanding the foregoing, if Capital were to become a debtor in a bankruptcy proceeding, and a bankruptcy trustee, Capital as a debtor in possession, or a creditor of Capital were to assert that the assignment of the Senior Insurance Settlements from Capital to the Trust should be recharacterized as a pledge of such Senior Insurance Settlement to secure the borrowing of Capital or, if a bankruptcy court were to rule in favor of any such trustee, debtor in possession, or creditor, then delays or reductions in the distribution of the Certificates to Certificateholders could result.

     Breach of Warranties. Capital will represent and warrant to the Trust and United will represent and warrant to Capital that the Senior Insurance Settlements are valid and enforceable. However, it is not anticipated that the Trustee will make any examination of the Senior Insurance Settlements or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. In addition, there are no provisions in the Senior Insurance Settlements Purchase Agreement for any repurchases of policies by United or Capital.

     No Operating History; New Industry. Both Capital and United were incorporated in October 1999 and have no operating history. The Trust was created under the Pooling and Servicing Agreement dated _____________, 1999 and has no operating history. In addition, the senior insurance settlements industry is relatively new. There can be no assurance that the insurance settlements industry will remain a viable industry or that the Trust will remain competitive in the industry.

     Limited Obligations of United and Capital. Neither United nor Capital has any obligation to make any payments with respect to the Certificates or the Senior Insurance Settlements.

     Certificate Yield. The effective yield to Certificateholders on their Certificates will be below that otherwise produced by the Certificate Rate because, while interest will accrue on the Certificates from the first day of each calendar month, distributions of such interest will be made semi-annually.

     Limited Credit Enhancement. Credit enhancement of the Certificates will be provided by the Liquidity Account and overcollateralization at the Final Maturity Date (based upon the Trust advancing a maximum of the Senior Insurance Settlements Purchase Price of the Senior Insurance Settlements to acquire such Senior Insurance Settlements but having a 100% interest in the face amount of the Senior Insurance Settlements).

     Dependence on and Concentration of Sourcing Brokers. United will purchase policies referred by sourcing brokers and other referral sources, including 21st Services. None of these sourcing brokers is under a contractual agreement to refer policies to United, and none is restrained from referring policies to United's competitors. Sourcing brokers tend to be relatively small independent businesses with limited capital resources. Therefore, no assurance can be given that existing sourcing brokers will remain in business or that relationships with sourcing brokers or other referral sources can be established. In the event that United's relationship with the sourcing brokers were not to be established or to cease, the Trust's operations could be adversely affected. United believes that it can establish a good relationship with sourcing brokers, including 21st Services.

     No Rating of the Certificates. A rating by a rating agency is not a condition to issuance of the Certificates and no ratings will be sought. You are advised to make your decision to purchase Certificates based on the Certificates being unrated.

     ERISA Considerations. It is anticipated, although no assurance is hereby given, that the Trust's assets will not be deemed or characterized as "plan assets" under the Plan Asset Regulations of the Department of Labor (the "Regulations"), and that transactions involving the Trust will not be prohibited under those Regulations or under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Benefit Plans, Benefit Plans' fiduciaries or anyone purchasing the Certificates should consult with their counsel concerning the effect that ERISA, the Regulations, or the Code may have on such Benefit Plan or person. See "ERISA Considerations."

     Tax Matters. Capital (under the Pooling and Servicing Agreement) and each Certificateholder (by acceptance of its Certificate) agree to treat the Certificates as indebtedness of Capital for federal, state and local income and business tax purposes. No tax ruling will be requested by Capital or the Trust with respect to this characterization. If the characterization of the Certificates as debt obligations of Capital were successfully challenged by the Internal Revenue Service, there may be adverse tax consequences to Certificateholders. See "Tax Matters". There can be no assurance that the IRS will not assert that the legal relationship among Capital and the Certificateholders is that of a partnership, publicly traded partnership or an association taxable as a corporation. If the arrangement were treated as a publicly-traded partnership (unless certain exceptions apply) or as an association taxable as a corporation, it would be subject to federal income taxes at corporate tax rates on the taxable income generated by the ownership of the Senior Insurance Settlements. Such a tax would result in reduced distributions to Certificateholders. Distributions to Capital and to the Certificateholders would not be deductible in computing the taxable income of the corporation. In addition, all or a portion of any such distributions made to the Certificateholders would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Certificateholders. You should consult with your counsel concerning the effect of the tax matters discussed herein. See "Tax Matters".

                           FORWARD-LOOKING STATEMENTS


     Some statements in this Prospectus constitute forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such factors include those described in "Risk Factors." The forward-looking statements included in this prospectus may prove to be inaccurate. In light of the significant uncertainties inherent in these forward-looking statements, you should not consider this information to be a guarantee by us or any other person that our objectives and plans will be achieved.

                  UNITED, CAPITAL, 21ST SERVICES AND THE TRUST


United

     The Trust will be subserviced by United Funds, LLC ("United"). The Trust will also engage 21st Services as Master Servicer, to assist it in the identification, evaluation, monitoring and collection of Senior Insurance Settlements.

     United contemplates conducting business on behalf of Capital and the Trust. United will make arrangements to buy, and buy Senior Insurance Settlements as described in more detail below. United will then sell, transfer, assign and convey the Senior Insurance Settlements to Capital. United will service the Senior Insurance Settlements transferred from Capital to the Trust pursuant to the Pooling and Servicing Agreement. United's agreement to sell to Capital are governed by the Senior Insurance Settlements Purchase Agreement. See "Description of the Senior Insurance Settlements Purchase Agreement." United's duties and obligations with respect to servicing the Senior Insurance Settlements are governed by the Pooling and Servicing Agreement. See "Description of the Certificates and the Pooling and Servicing Agreement."

     United was incorporated in Delaware on October 21, 1999. United has no operating history. After the formation of the Trust, United will (a) purchase Senior Insurance Settlements for its own account and will sell and transfer those Senior Insurance Settlements to Capital pursuant to the Senior Insurance Settlements Purchase Agreement and (b) service those Senior Insurance Settlements assigned to the Trust from Capital pursuant to the Pooling and Servicing Agreement. United's address is 650 S. Carmel Drive, Suite 150, Carmel, Indiana 46033. Its telephone number is (317)705-5555. United Funds, LLC (the "United"), is a Delaware limited liability company and managed by Thomas J. LaRussa. Mr. LaRussa age 31, comes to United from the Mergers and Acquisitions section of Merrill Lynch & Co, Inc.'s Investment Banking section. Mr. LaRussa's background in finance is complimented by his experience in Merrill Lynch's Mergers and Acquisitions Department as an Informational Services (IS) Analyst. Mr. LaRussa received his Bachelor of Arts Degree from the University of Rochester, cum laude, in 1990.

Business Strategy and Industry Overview

     The senior settlement industry expanded significantly in the late 1980's. Therefore, this industry is relatively new and contains a very different profile of insureds than the traditional viatical settlement industry.

     United intends to be is a nationwide specialty financial services company that purchases senior insurance settlements from elderly insured. A senior insurance settlement is the payment of cash in return for an ownership interest in, and the right to receive the face value of a life insurance policy. Upon such payment, the policyholder assigns his or her policy to the United, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder and would receive from the insurance company the face value payable under the policy following the death of the insured. The amount paid by United for a policy is determined by United based on various factors, including the United's estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured and certain other costs of the Senior Insurance Settlement.

     United's business will involve the following principal steps: (a) origination of policy purchases through a nationwide referral network that will include insurance settlement sourcing brokers; (b) underwriting, which includes evaluating the terms of each policy and, with the assistance 21st Services, estimating the life expectancy of the insured; (c) closing the transaction, which includes execution of a sale agreement, releases of beneficiaries and an insurance policy assignment as well as payment of the purchase price; (d) monitoring the insured and the policy; and (e) collecting the policy proceeds following the insured's death. All information obtained by United in connection with policy purchases (including the identities of the insureds) is held in confidence and access thereto is restricted by United to its employees, 21st Services and other representatives.

Origination

     United will obtain information regarding potential policy purchases from a nationwide referral network that includes sourcing brokers and community groups and professionals (including health care practitioners, care groups, financial planners, attorneys and doctors) involved in the treatment of and provision of services to the elderly.

     While the United does not have formal agreements with any referral sources, it hopes to establish close relationships with several referral sources who have established market niches within the elder communities. Many referral sources advertise their services in the geographic area in which they operate and target such advertising to specific communities. The use of referral sources will allow United to operate in market niches that otherwise would be cost prohibitive for it to pursue through direct advertising. United intends to pay certain of its referral sources (typically sourcing brokers) fees based on negotiated informal fee arrangements. Sourcing brokers are typically paid an up-front fee (typically based on the face value of the policy) upon the funding of the policy and may also be paid a back-end fee (also typically based on the face value of the policy) upon receipt by the Trust of the proceeds of the policy. United does not intend to pay referral fees to doctors, lawyers or other professionals to whom United is prohibited by applicable law from paying a referral fee and will not do business with referral sources which United does not believe to be reputable. Sourcing brokers and certain other referral sources also handle other administrative functions, such as collecting and processing applications from potential clients and collecting medical and insurance records.

Underwriting

     The underwriting process is designed to obtain accurate information regarding both the insured and the life insurance policy (i) to determine whether United will offer to purchase the policy and, if so, the price it will offer and (ii) to ensure that certain criteria are met to minimize challenges by former beneficiaries or other persons to the purchase or by an insurance company to payment of the face value of the policy. See "Risk Factors - Non Payment or Delay in Payment of Policy Proceeds."

     Once a potential client contacts United, an application and consent forms permitting United to obtain medical and insurance coverage information for the insured are sent to the potential client. All information obtained by United in connection with policy purchases (including the identities of the insureds) is held in confidence and access thereto will be restricted by United to its employees, 21st Services and other representatives. Upon receipt by United of the completed application, it is reviewed to determine preliminarily the insured's life expectancy and, if the face value exceeds the applicable state guarantee fund limit, whether the insurance company which issued the policy is of a credit quality deemed acceptable to United.

     If it appears from the application that the policy is one United would be interested in purchasing, United will obtain from the attending physician medical information about the insured which usually includes several years' worth of laboratory reports and physicians' notes, as well as the attending physician's estimate of the insured's life expectancy and a written statement as to whether or not the insured is of sound mind. United will forward such information to 21st Services for review and evaluation.

     Simultaneously, United will obtain verification of insurance coverage and other policy information from the insurance company, the employer or the group administrator. The insurance documents will be reviewed to determine the type of policy (e.g. whole. term or other) and any provisions which may effectively reduce the face value of the policy (e.g. loan against the policy) and to ensure, among other things, that: (a) the policy under consideration is past any contestability periods (i.e. the periods during which the insurance company may deny payment for various persons, including suicide and a misstatement of material facts); (b) all current primary beneficiaries are willing to execute releases with respect to any present or future claims they may have with respect to the policy; and (c) United is able to obtain ownership of the policy and the associated policy proceeds. United will not purchase a policy if a minor is a named beneficiary at the time of purchase. United will also review the policy premium schedule and determines whether the policy contains a disability waiver of premium rider which impacts future premium payments. United will attempt to ensure that the policy is compatible with the Trust's portfolio in terms of monthly cash flow. The review process for the insurance documents generally takes one to three weeks, depending on the extent of cooperation received from third parties.

     If a referral source identifies a potential client some, of the documentation gathering described above (primarily collection of necessary medical, personal and insurance information) may be performed by such referral source prior to submission of the application to United, but the determination of the insured's life expectancy and compatibility with investment criteria. review of insurance documents and determination of legal and contractual issues will be made by United and 21st Services.

Closing

     If United determines that the policy meets its criteria (including underwriting and investment criteria), United will make an offer to the insured to purchase the policy. The purchase price will be based upon the face value of the policy, United's estimate of the insured's life expectancy, the premiums estimated to be paid under the policy over the insured's estimated life expectancy, and certain other costs of the policy. If the insured accepts the offer, purchase documents are prepared from forms generated by United's management information system. The documents include a sale agreement, releases from beneficiaries, a change of ownership or assignment form and a change of beneficiary form. United will acquire ownership in each insurance policy by filing a change of ownership or absolute assignment form and a change of beneficiary form with the applicable insurance company, employer or group administrator. Following receipt of appropriate acknowledgment of the recordation of such changes, closing occurs and funds are disbursed as directed by the insured. United anticipates that the closing process will take one to three weeks and the entire purchase process (from application to closing) takes from four to eight weeks. United provides an "out option" through which the insured may, for any reason, return the disbursed funds (and any premium payments made by the Trust in the interim) and be unconditionally released from the sale agreement. The "out option" period is at least 15 days from receipt of the purchase price and is longer if required by applicable law.

Monitoring

     Following the disbursement of funds, the insured is regularly monitored to obtain timely information concerning the insured so that proceeds may be collected as promptly as possible following the death of the insured. Monitoring is conducted in a sensitive and professional manner and is assisted by the 21st Services' management information system. In addition to tracking the medical status and location of an insured, the 21st Services also monitors the policy to ensure it does not lapse because of a failure to timely pay premiums. Some protection against the failure to pay premiums is provided by statutory or policy provisions that require insurance companies to provide written notice before terminating a policy for failure to pay premiums. As owner of record of the policy, Capital generally receives such notice directly.

Collection

     Once an insured has died, a request for a copy of the death certificate is filed in the appropriate governmental office. Often the insured's family or companion also submits a copy of the death certificate to the Company. United then files the death certificate with the insurance company and requests payment of the policy proceeds. United monitors the collection status until it receives the face value of the policy. Monitoring of collection status is assisted by United's management information system. Insurance companies have an incentive to pay promptly on policies because most states require insurance companies to pay interest on claims which take more than 30 days to settle. Actual collections generally occur within 30 to 55 days following the death of the insured. However, in certain states (e.g., New York) actual collections take a longer period of time due to delays in processing of documents by state authorities.

Policy and Portfolio Information

     General Description of Types of Policies to be purchased by United

     Term Policies. Term policies provide life insurance protection for a limited number of years (e.g., until age 65). Generally, term policies are less costly (compared to whole life policies) for younger insureds, although premiums increase over time. Such policies are usually one-year renewable policies, though some term policies have fixed premiums for longer intervals. Term policies do not build up any cash value or pay dividends, although many are convertible to whole life policies.

     Whole Life Policies. Whole life policies typically provide protection for the life of the insured. Based on a fixed premium payment, these policies build up a cash value because premiums paid in the earlier years are higher than those required to maintain the insurance. Many whole life policies have dividends which the insured can receive in cash or can apply to premiums applicable to additional coverage.

     Universal Life Policies. This type of policy is generally a flexible premium, adjustable death benefit policy and allows premiums to be skipped so long as the cash value of the policy is sufficient to pay the premiums. There are many variations of this type of policy.

     Group Life Policies. Many group policies provide term coverage, though some provide universal life coverage. Such policies are either provided by an employer or are provided to members of a particular group.

Yield Analysis

     Unlike specialty financial services companies whose performance depends primarily on the ability to collect on a portfolio, the Trust's performance depends primarily on the timing of collection on its portfolio. To a great extent, United will determine its purchase price for policies based on the estimated date of collection. To the extent, the Trust collects a policy earlier than expected, the actual annualized yield on such policy will be higher than the original estimated annual yield. Conversely, to the extent that the Trust collects on a policy later than expected, the actual annualized yield on such policy will be lower than the original estimated annual yield. Thus, the actual collection date of each policy affects the actual annualized yield on the Trust portfolio.

Competition

     United believes potential clients distinguish insurance settlement companies based on three principal factors: (a) price; (b) response time; and
(c) sensitivity and professionalism in dealing with the client, the insured and their friends and relatives. A settlement company typically determines the price that it is willing to pay for a life insurance policy principally based upon its estimate of the life expectancy of the insured and, hence, the present value of such policy discounted at a rate as determined by such life expectancy. Response time is affected by the settlement company's internal ability to meet demand, the cooperation received from the potential client's insurance company and the insured's doctor and, ultimately, the insurance settlement company's access to capital to fund its purchase of a policy.

     United believes that approximately 50 to 60 insurance settlement companies currently operate in the United States. Although lack of traditional funding sources and high financing costs have limited the industry's growth in the past, competition has recently increased. The increased competition has contributed to higher prices and lower original estimated annual yields.

     Most insurance companies also offer some form of accelerated death benefits to holders of their policies with terminal illnesses, but the types of benefits and cost thereof vary substantially among such companies. According to a study conducted In March 1994 by the American Council of Life Insurance and LIMRA International, at least 215 life insurance companies (issuing approximately 70% of the life insurance in force in the United States) offered some form of accelerated death benefit to their customers at the time of the study. The number of insurance company offering some form of accelerated death benefit has likely increased since the study was conducted. During the last five years, the number of life insurance companies offering accelerated death benefits has increased substantially, and there have been limited instances of insurance companies acquiring settlement operations and providing settlements directly.

Despite those offered alternatives, claim experience for accelerated death benefits appears to be limited. United believes the limited use of accelerated benefits is a result of the restrictive nature of the benefits offered by insurance companies. For example, over 90% of the products offered by insurance companies responding to the study required the customer to have a life expectancy of 12 months or less and 30% required a life expectancy of six months or less. In addition. many products reported in the study specified a minimum face value for the policy and over 50% of the products specified a maximum benefit ranging from 26% to 50% of the face amount. United believes that insurance companies, on an industry-wide basis, have not aggressively participated in the market for senior insurance settlements or related products or services primarily because of the undeveloped nature of the market and the potential for public relations problems for the insurance industry resulting from insurance companies redeeming policies for less than the death benefit promised to their policyholders. Given the restrictions typically imposed on the availability of accelerated death benefits, insurance settlements have, to date, been an attractive alternative to accelerated death benefits for elderly individuals. Insurance settlements can also offer some people with terminal illnesses the opportunity to pursue lifelong goals while they are still relatively healthy. Although United believes that insurance companies may continue to be reluctant to enter the settlement market, insurance companies may reduce their restrictions applicable to accelerated death benefits, may begin to provide settlements directly or through separate settlement companies or may offer other competing products or services on a broader basis. See "Risk Factors--Competition."

     United will monitor it will be well-positioned within the senior insurance settlement industry. As an early entrant it intends to establish a nationwide referral network which will include various sourcing brokers, community groups and professionals who are involved in treatment of and services for the elderly. United also believes it will develop a reputation in the industry for providing settlements in a professional, efficient and responsible manner. In addition, United believes its strict underwriting procedures and its relationship with 21st Services will provide it with a competitive advantage.

Government Regulation

     United will monitor the progress of new legislation and regulation in each state in which it purchases policies. However, given the emerging nature of senior settlement regulations there may be periods in which United is not in compliance, or is unable to comply, with the effective provisions of each applicable, statute and regulation. Only Texas, has enacted permanent statutes governing senior insurance settlement companies and brokers.

     Under most state regulatory schemes insurance settlement companies must be licensed by the state insurance commissioner in order to solicit or enter into an insurance settlement contract in that state. Licenses are normally renewable on an annual basis but may be revoked if the licensee fails to comply with the provisions of the statute or regulations. Licensees typically must file annual operating reports with the commissioner, permit the commissioner to examine their records; disclose alternatives to a insurance settlement to each potential client; obtain representations as to the mental competency of the potential client; deposit the purchase price for a policy into a trust or escrow account in a bank; and allow the client a 15 to 30 day rescission period. United and

Capital will either not be required to be licensed, are licensed, or will be temporarily permitted to do business without a license, in each state in which it purchases policies. However, United may not be able to obtain licenses in every state when required or to renew or prevent revocation of a previously issued license. United may be precluded from doing business in any state in which it is unable to obtain or maintain a required license.

     A limited number of states have also enacted statutes or adopted or proposed regulation, that establish minimum purchase prices to be paid to insured according to the insured's life expectancy.

     Every state has statutes that regulate "conducting an insurance business." Although United is not aware of any judicial authority interpreting whether the senior insurance settlement business constitutes "conducting an insurance business," some or all of these statutes may be interpreted in the future to include senior insurance settlements and to preclude United, which is not an insurance company, from operating in those states.

Capital Resource Group One, LLC.

     Capital was incorporated in the State of Delaware on October 21, 1999 and is a wholly-owned subsidiary of United. Capital was organized for the restricted, limited purpose of forming the Trust, purchasing the Senior Insurance Settlements from United, assigning the Senior Insurance Settlements to the Trust, executing the Certificates, and for incidental, necessary or convenient purposes related to the foregoing. Capital is prohibited from incurring any debts except to the extent the Certificates are characterized as debt obligations of Capital. Capital's current assets consist of [$ ]. Capital's address is 650 E. Carmel Drive, Suite 150, Carmel, Indiana 46032. Its telephone number is (317) 705-5555. Prior to its incorporation, Capital had no operating history. Mr. Thomas LaRussa may be deemed to be finder and/or promoter of Capital.

     Capital's sole director and officer is Thomas LaRussa. Mr. LaRussa shall serve as officer and director until the first annual meeting of the shareholders of Capital or until his successor is elected and qualified.

Investment in Senior Insurance Settlements

     The Trust's investment in Senior Insurance Settlements will be a seven-phase process which will consist of: (1) identification of life insurance policies available for purchase, (2) estimating the average life expectancy of the insured, (3) the evaluation of the value of the life insurance policy proposed to be purchased, (4) the purchase of the life insurance policy, (5) monitoring of the insured and maintenance of the life insurance policy during the remainder of the insured's lifetime, (6) the collection of the face amount of the life insurance policy from the insurance company following the death of the insured, and (7) making payments to Certificateholders.

Policy Identification

     United will purchase life insurance policies from individuals living throughout the world but primarily in the United States. United's primary source for potential policy purchases are brokers located throughout the United States ("sourcing brokers"). These sourcing brokers will receive fees for their services in an amount generally equal to 3% to 6% of the face amount of the life insurance policy, but other compensation plans are sometimes utilized. United may also purchase policies identified by 21st Services.

     United also may purchase life insurance portfolios consisting of individual life insurance policies owned and offered for sale by third-party settlement companies.

Evaluation

     During the evaluation phase, United will gather and develop information regarding the life insurance policy to be purchased, the life insurance company issuing such policy, the insured, the insured's medical condition and estimated life expectancy. There are three key objectives of this phase. The first objective is to determine whether the insurance policy is of sufficient quality to purchase. The second objective is to predict the estimated life expectancy of the insured as accurately as possible, for the purpose of determining the price to be offered for such policy. The final objective is to properly evaluate the insured and the beneficiaries of the life insurance policy to reduce the risk of challenges to the purchase of the life insurance policy or to the payment of the face value to the Trust following the death of the insured.

     Specifically, the evaluation procedures are as follows:

     o Identify beneficiary rights that require waiver and other impediments to transfer.

     o Potential settlement recipients are sent application and consent forms authorizing United to obtain medical and insurance information with respect to the insured and the insured's life insurance policy.

     o Once United has received the completed application, as well as the medical and insurance information, the medical information is reviewed to determine the insured's estimated life expectancy. The insurance information will be reviewed to determine (i) whether the issuing insurance company is credit worthy and (ii) that the life insurance policy may be transferred to assure clear title to the new owner.

     o If the life insurance policy passes the first stage of the evaluation process, United will contact the insured's attending physician to obtain certain of the insured's medical records. In most cases, United also will elicit from the insured's attending physician whether the insured is of sound mind.

     o The insured's medical information will be reviewed by 21st Services' medical underwriters who will render a life expectancy estimate of the insured. The review will be conducted in strict confidence.

     During the evaluation phase, United will also investigate the insured's life insurance policy and its status. First, United will review relevant insurance documents to determine (1) the type of insurance coverage being considered for Senior Insurance Settlements, (e.g., whole life, term, universal, individual or group), and (2) whether any event has occurred or any condition exists that has or may reduce the face value of the policy (e.g., a loan against the cash value of the policy). Second, United will determine whether the life insurance policy has passed any contestability period. Third, United will identify the primary beneficiaries of the life insurance policy and confirm that such beneficiaries will execute complete releases of all present and future claims with respect to the policy proceeds. Because minors cannot effectively consent to a release of future claims, United will not purchase any life insurance policy where a minor is a beneficiary. Finally, United will confirm that the life insurance policy is assignable to the Trust. If it is assignable, United will check to see if it contains a disability waiver of premium rider. The existence of such a rider may reduce the premiums payable by the Trust after assignment, thereby affecting the policy's purchase price.

     Under most circumstances, when a sourcing broker refers the insurance settlements to United, United will rely on the sourcing broker to conduct a substantial portion of the steps included in the evaluation phase. United will, however, independently verify estimated life expectancy of the insured, the assignability of the life insurance policy and issues with respect to payment of policy premiums. Once United has completed its evaluation, United will forward such policies to 21st Services for a life expectancy evaluation. See "21st Services."

Purchase

     If, after the completion of the evaluation phase, United believes that the life insurance policy satisfies its purchase criteria and its underwriting criteria, United will commence the process of negotiating the purchase price. The purchase price will be a discount from the face value of the policy. The discount generally will vary from 20% to 90% percent depending upon the estimated life expectancy of the insured and independently verified by 21st Services. The longer the estimated life expectancy, the deeper the discount.

     If the Senior Insurance Settlement candidate (and his or her agent) and United reach an agreement with respect to the purchase price, United will prepare all of the documents necessary to transfer ownership of the policy to United. Generally, United will require the execution of five different types of documents. These basic documents include (1) a purchase agreement, (2) a bill of sale, (3) an assignment of life insurance policy, (4) a change of beneficiary form, and (5) releases from all beneficiaries of the life insurance policy immediately prior to assignment. During the ten (10) days following the disbursement of the sale proceeds to the settlement recipient, the settlement recipient will have the option of rescinding his or her decision to sell the life insurance policy. The settlement recipient may regain title to the life insurance policy at any time during this "open" period by sending United written notice of the intent to terminate the sale along with the return of the sale proceeds, plus the amount of any premiums paid by the Trust with respect to the life insurance policy during the open period. If state law requires a longer or shorter period of time during which the settlement recipient may reverse the sale of the life insurance policy, such longer or shorter period shall apply.

Monitoring

     After the Trust takes title to a life insurance policy, United and 21st Services will take steps to monitor the status of the insured. Such monitoring is necessary to ensure that the Trust will be able to collect policy proceeds as soon as possible after the death of the insured. In addition, the monitoring phase involves the regular payment of premiums on all life insurance policies owned by the Trust. Premium payments will be tracked by United using a computer database and paid out of the Liquidity Account, established from the proceeds of the offering at Closing. Additional protection against a lapse in premium payments is provided by requirements in some insurance policies that the insurer send notice to the owner of the life insurance policy prior to canceling a policy for failure to pay policy premiums. United shall be responsible for making timely payment of all premiums to keep insurance policies in force and 21st Services will be responsible for tracking the status of the insured.

Collection

     Collection of the face value of the life insurance policy following the death of the insured will require 21st Services on behalf of the Trust to submit a copy of a death certificate to the insurer. The amount of time that the Trust must wait for the insurer to disburse the face value of the life insurance policy will vary from insurer to insurer and state to state. Many states require insurers to pay interest on unpaid death benefits following the insurer's receipt of the death certificate as an added incentive for the insurance company to make timely benefit payments.

Quality Control

     The Master Servicer provides valuation, verification and advisory services in connection with purchases and administration of Senior Insurance Settlements. 21st Services independently evaluates the medical aspects of potential Senior Insurance Settlements and estimates life expectancies. The Master Servicer audits on a sample basis, the quality of closing documentation generated and retained by Untied, Capital and the Trust and also audits on a sample basis, the integrity of the premium data base records maintained by the Subservicer.

21ST Services

     21st Services, located in Minneapolis, Minnesota, provides high quality medical and insurance underwriting in the insurance settlements industry. 21st Services is nationally recognized for its experience in evaluating and underwriting insurance settlements. The Trust will engage 21st Services to provide an independent medical evaluation of all insureds prior to United purchasing the life insurance policies. 21st Services currently provides this service to many of the participants in the insurance settlement industry.

     Depending on the insured's medical condition, the life expectancy review is accomplished through independent reviewing physicians, a proprietary computerized life expectancy model or a combination of the two methods. Whatever method is utilized, the life expectancy review includes a comprehensive review of the insured's medical chart and specialized forms, if available, and, if necessary, an interview with the insured's attending physician.

     Subject to availability, the insured's medical chart should contain the following items:

     o Progress notes from the primary care provider and physician specialists

     o    Laboratory results

     o    X-ray reports and other diagnostic tests

     o    Surgical reports

     o    Hospital admit/discharge summaries

     o    Pathology reports

     o    Previous and current therapy/treatment

     o    Lifestyle risk factors

     o    Functional impairments

     o    Psychological parameters.

     If the life expectancy is generated by the proprietary computer model, data from the insured's medical records and applicable forms are abstracted and key risk factors are entered to the model. The model uses the risk factors to tailor the general mortality statistics to the health and lifestyle profile specific to the insured. The core of the model is the Industry Average Mortality Tables licensed by 21st Services from Tillinghast-Towers Perrin. The statistical mortality data on the these tables relates solely to insured individuals and does not include the indigent or uninsurable populations. The basic mortality data is adjusted by a system of debits complied by an accredited life underwriting researcher who has degrees in epidemiology and public health. The sources of information driving the risk factor adjustments include underwriting criteria from large insurance companies, the Medical Information Bureau, governmental studies and privately secured research. The life expectancy certificate will highlight all pertinent risk factors used to determine life expectancy. The model provides a median life expectancy for the specific insured, expressed in months.

         If the life expectancy review is completed by a physician specialist, the reviewer will fully evaluate the insured's medical history, write a summary of the highlights, provide an estimated life expectancy and justifications for the life expectancy. Factors influencing each decision may include their own clinical experience, peer review, rigorous analysis of medical journals, library or internet research, non-public information concerning clinical trials, investigational new drugs, and statistical information.

     21st Services will provide other Master Servicer functions, such as:

     o    Review medical, insurance and final underwriting for proposed policies

     o Review financial analysis of each policy and its relationship to the aggregate pool of policies

     o    Review purchase recommendations

     o    Audit integrity of financial model on a periodic basis

     o    Track all insureds and maintain updated medical files

     o    Maintain data on pool characteristics

     o    Monitor premium calendar database

     o    Prepare reports as needed

The Trust will be dependent on 21st Services, whose managers are:

Paul Kirkman (President - 21st Diagnostics, managing director of 21st Holdings,
LLC) obtained his college education from Michigan State University, and several years later began his viatical career as an underwriter for ViatiCare Financial Services, LLC, where he became an expert in dissecting the complexities of group life insurance. He later assumed the role of Service Group Manager and Manager of Medical Affairs. As Service Group Manager he trained new client service representatives in the art and science of insurance underwriting and actively participated in the underwriting of difficult policies and those with particular financial appeal to the company. As manager of Medical Affairs he managed the company's consulting physician network and interacted with the clients' attending physicians to ensure that life expectancies were obtained on a timely basis.

As 21st Services, Kirkman leads the Diagnostic division. With Mervyn F. Silverman, M.D., MPH, he developed a high quality network of consulting physician specialists who review medical charts to provide life expectancies for clients with terminal illness. Kirkman's network is one of two "re-insurer certified" diagnostic companies in the United States. Kirkman also led the development of 21st Services elder life expectancy model with an accredited life underwriting researcher who has backgrounds in epidemiology and public health. He combined the expertise of an international actuarial firm, a life underwriting consultant and a respected geriatrician with 21st Services' knowledge of the insurance settlement industry to create the most sophisticated, credible elder life expectancy model in the industry. To date, this model is the only automated computer model in the industry.

Kirkman has 4-1/2 years of life insurance settlement industry experience.

Robert Simon (President - Manna Financial, managing director of 21st Holdings,
LLC) became the Controller for a large midwestern viatical funding company in 1995 and became Chief Financial Officer for the company in 1997. In these capacities he was responsible for developing procedures, controls and information systems that allowed the company to dramatically increase its purchasing volumes and manage a growing portfolio of insurance settlements in a controlled fashion. Simon implemented a complex corporate structure designed to support the public securitization of insurance settlements. He managed all administrative, compliance and reporting functions for a $600 million revolving credit facility to fund policy purchases. Simon was also responsible for

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

negotiating a reinsurance treaty with a major reinsurance firm and a backup servicing agreement with a national bank. Before entering the life insurance settlement industry, Simon held a variety of financial, audit and marketing positions with several large financial, transportation and energy companies.

As President of Manna Financial, Simon has developed a senior insurance settlement originations network of insurance agents that has produced a steady stream of senior insurance settlements. Simon is a recognized expert in the life insurance settlement field and regularly teaches life insurance settlement concepts and applications to insurance agents and health care workers around the region. As Managing Director of 21st Holdings, LLC, Simon has developed proprietary information systems to control life expectancy, underwriting and post-purchase policy servicing operations.

Simon holds a bachelor's degree in accounting from the University of Minnesota and an MBA in marketing from the University of St. Thomas. Simon also holds designations as a Certified Public Accountant and Certified Information Systems Auditor. Simon has 5 years of life insurance settlement industry experience.

Steven Walker (President - 21st Underwriting and 21st Guardian, managing director of 21st Holdings, LLC) was an underwriter, Service Group Manager and Manager of Policy Purchasing for a large mid-western viatical funding company. In these positions, he was responsible for evaluating the insurance risk of insurance settlements against strict acceptance parameters mandated by the institutional lender. He was also responsible for managing the closing process for settlement transactions, including compliance reviews before files were forwarded to the escrow agent for closing.

At 21st Services, Walker has created a substantial insurance underwriting practice that manages the underwriting and placement operations for a large number of regional and national brokers and funders. Other funders rely on Walker's insurance underwriting expertise to help them evaluate special insurance risks that they would not understand or could not verify without his expertise. Walker is also responsible for managing the contact and death claim filing processes for approximately 500 insureds who have sold their life insurance policies to several funding companies.

Walker earned his college degree from the University of Minnesota. Walker has 4 years of life insurance settlement industry experience.

The Trust

     The issuer of the Certificates is Senior Insurance Settlements Funding Trust 1999, a trust organized on _____________, 1999. The purpose of the Trust is to invest the proceeds of the offering in Senior Insurance Settlements and thereafter collect the death benefit proceeds associated with such Senior Insurance Settlements and distribute the proceeds to the Certificateholders.

     The Trust was formed in accordance with the laws of the State of Delaware and pursuant to the Pooling and Servicing Agreement. The originator of the Trust is Capital. The Trust was formed for the restricted, limited purposes of beneficially owning the Senior Insurance Settlements acquired from Capital and the proceeds derived therefrom, issuing Certificates and making payments thereon, and making certain specified Permitted Investments. See "Description of the Certificates and The Pooling and Servicing Agreement." The Trust is not expected to have any need for, or source of, capital other than the assets of the Trust. Upon formation, the initial assets of the Trust will be [$100] provided by Capital and thereafter shall consist of (a) an irrevocable beneficial interest in the Senior Insurance Settlements acquired from Capital in consideration of the proceeds of this offering, (b) an assignment of all of Capital's interests under the Senior Insurance Settlements Purchase Agreement, and (c) all funds collected or to be collected with respect to the Senior Insurance Settlements and deposited into certain accounts of the Trust. It is expected, but there can be no assurance, that there will be assets remaining in the Trust after all interest and principal payments have been made to Certificateholders. All excess assets, if any, after the Final Distribution Dates will be transferred to Capital. See "Description of the Certificates and
the Pooling and Servicing Agreement." The Trustee of the Trust is             .

The Escrow Agent

     The Trust will retain                             to serve as Escrow Agent
for the Trust. As Escrow Agent,                      , will not evaluate
medical information or make assumptions as to estimated life expectancy.

Management Fee

     The Master Servicer and Subservicer shall receive a management fee equal to .45% of the principal amount of the Certificates outstanding as determined at the Closing Date. Capital will grant to the Master Servicer a right entitling the Master Servicer to receive 5% of the Trust's assets remaining in Tranche I and Tranche II of the Trust, respectively, after all interest and principal payments have been made to Certificateholders. If the Master Servicer is required to become the Successor Servicer, it will be paid an administrative fee of up to $100,000.

     The management fee will be paid monthly in arrears, for each preceding month. This management fee will compensate the Servicer and Subservicer for their services in managing the affairs of the Trust including identifying and qualifying potential Senior Insurance Settlements for purchase, negotiating the price to be paid for Senior Insurance Settlements, monitoring Senior Insurance Settlements assigned to the Trust, assuring that premiums are paid when due and liquidating Senior Insurance Settlements purchased by the Trust if necessary or advisable.

     The Trust will have no employees or office space. The Servicer and Subservicer will bear all costs and expenses of providing to the Trust any office space, furniture, fixtures, equipment, facilities, supplies, telephone, secretarial, internal bookkeeping and necessary ongoing overhead support services for the Trust's operations, the compensation of the Servicer's and Subservicer's personnel, and expenses incurred in connection with monitoring and collecting Senior Insurance Settlements (collectively, the "Servicing Expenses"). The Trust will pay all other costs and expenses of the Trust including the following:

     (a) all routine administrative expenses of the Trust, including the cost of the preparation of the annual audit, financial and tax returns and tax returns and tax reports required for investors or the Trust, cash management fees and routine legal and accounting expenses,

     (b) all out-of-pocket costs and expenses, if any, incurred in identifying, evaluating, purchasing, acquiring, holding, valuing and disposing of Senior Insurance Settlements, including without limitation any financing, legal, accounting, advisory and consulting expenses in connection therewith,

     (c) all third-party expenses in connection with Senior Insurance Settlements or proposed Senior Insurance Settlements that are not ultimately made, including, without limitation, the out-of-pocket costs and expenses incurred in connection with obtaining third-party financing (such as commitment fees), if any,

     (d) brokerage commissions, license and registration fees and expenses, custodial expenses and other investment costs actually incurred in connection with the Senior Insurance Settlements,

     (e) interest on and fees and expenses arising out of all borrowings, if any, made by the Trust, including, but not limited to, the arranging thereof,

     (f) the out-of pocket costs of any litigation, liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Trust,

     (g) license fees and associated costs of obtaining all necessary licenses such as licenses as a senior insurance settlement provider, registration expenses and any taxes, fees or other governmental charges levied against the Trust and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Trust, and

     (h) similar expenses to the extent that such expenses are not Servicing Expenses.

                                 USE OF PROCEEDS

     On each Closing Date, the proceeds received from the sale of Certificates, net of payments to the Placement Agent and certain other fees and expenses, will be paid to the Trust to purchase Senior Insurance Settlements from Capital which Capital will acquire from United and which United will acquire from sourcing brokers. The amount of proceeds which will be paid to the Placement Agent, as its commission, shall be equal to 3.5% of the aggregate principal amount of the Certificates issued on each Closing Date. The Escrow Agent will be entitled to retain, from any disbursements from the Escrow Account that are payable to Capital for Senior Insurance Settlements assigned to the Trust, any outstanding fees and/or expenses due the Escrow Agent under the Escrow Agreement and which have not been paid by Capital.


                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that Certificateholders will not begin to receive payments of principal until the Final Maturity Dates. During the Amortization Period, the Certificateholders will be entitled to receive semi-annual payments of interest. See "Description of the Certificates and the Pooling and Servicing Agreement - Principal Payments." The Certificates are also subject to optional repurchase by the Trust after a 5 year period, respectively, at 102.50% of the outstanding principal amount of the Certificates. See "Description of the Certificates and the Pooling and Servicing Agreement - Reacquisition of the Senior Insurance Settlements; Termination."


                              PLAN OF DISTRIBUTION

     Pryor, Counts & Co., Inc. (the "Placement Agent") has entered into an agreement with Capital and United, to act as the agent with respect to the sale of the Certificates offered hereby. The Placement Agent has made no agreement to purchase or take down all or part of the Certificates offered hereby, but has agreed to use its "best efforts" on a "minimum-maximum" basis to sell a minimum of $20,000,000 principal amount of Certificates within 90 days after the date of this Prospectus (subject to Capital's option to extend such period for 30 days). If the minimum amount of Certificates are not sold within said period, the agreement between the Placement Agent and Capital and United will terminate and all funds will be returned to subscribers with interest. If, however, the minimum $20,000,000 principal amount of Certificates are sold within the initial 90 (or 120) day period, the offering will continue on a "best efforts" basis until the earlier of (i) the sale of the remaining $130,000,000 principal amount of Certificates; (ii) twelve months after the effective date of this Registration Statement; or (iii) the mutual agreement of the Placement Agent and Capital to terminate sales of the Certificates.

     All proceeds from subscriptions to purchase the Certificates will be promptly transmitted by the Placement Agent or other participating broker/dealers by noon the next business day after receipt of such proceeds, to
an interest bearing escrow account at                      (the "Escrow

Agent"). All subscriber's checks should be made payable to "
          ESCROW ACCOUNT FOR SENIOR INSURANCE SETTLEMENTS FUNDING TRUST 1999."

     The Placement Agent is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker/dealer with the Securities and Exchange Commission. The Placement Agent will receive a one-time sales commission equivalent to 3.5% of the principal amount of the Certificate subscriptions obtained by the Placement Agent. Capital will direct the Escrow Agent to remit the Placement Agent's fee to the Placement Agent at each Closing Date. Participating dealers will receive a commission out of the 3.5% paid to the Placement Agent.

     Upon the sale of $20,000,000 principal amount of Certificates, Capital will grant to the Placement Agent a right entitling the Placement Agent to receive up to 2.75% and 10% of the assets, respectively, if any, remaining in Tranche I and Trance II of the Trust, respectively, after all interest and principal payments have been made to Certificateholders. This right serves as additional compensation to the Placement Agent for selling the Certificates.

     Capital and United have agreed, under the Placement Agent Agreement, to jointly and severally, indemnify and hold harmless the Placement Agent and its controlling persons, respective officers, directors, employees, agents, successors and assignees ("indemnities") against any and all losses, claims, damages, liabilities, costs and expenses to which the indemnitie(s) may become subject and which arise directly or indirectly out of or are based upon any breach of the Placement Agent Agreement by Capital; any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement and Prospectus or any amendment or supplement thereto; any omission or alleged omission in the Registration Statement or Prospectus of a material fact required to be stated therein or necessary to make the statements therein not misleading; or the representations by the Placement Agent of Capital in selling the Certificates.

         The Placement Agent Agreement may be terminated by the Placement Agent at its option by giving notice to Capital and Capital's counsel, if Capital materially fails to fulfill its obligations thereunder or if the Placement Agent learns of any material misrepresentations made by Capital.

         There can be no assurance that the Placement Agent will be successful in selling any or all of the Certificates offered hereby. The Placement Agent does not intend to sell any Certificates to any account over which it may exercise discretionary authority.

         The foregoing is a brief summary of all material provisions of the Placement Agent Agreement and does not purport to be a complete statement of the respective terms and conditions of these agreements. A copy of the Placement Agent Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

                         DESCRIPTION OF THE CERTIFICATES
                     AND THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into among Capital, as assignor of the Senior Insurance Settlements and originator of the Trust, United as Seller and Subservicer of the Senior Insurance Settlements, 21st Services, as Master Servicer, and the Trustee, and which agreement will be substantially in the form filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The Trustee will provide a copy of the Pooling and Servicing Agreement to any Certificateholder on written request. The following summary describes certain terms of the Pooling and Servicing Agreement. It does not purport to be a complete recitation of the Pooling and Servicing Agreement and, therefore, is qualified in its entirety by reference to the Pooling and Servicing Agreement. In addition, unless otherwise defined below, or in the Glossary on Page ___, each of the terms which is capitalized is defined in the Pooling and Servicing Agreement.

General

     The Certificates will evidence undivided interests in the Trust and represent the right of the Certificateholders to receive from the Trust the amounts required to make payments of principal and interest on the Certificates. The Trust's assets will consist primarily of (i) an irrevocable beneficial interest in the Senior Insurance Settlements; (ii) monies due or to become due thereunder; (iii) monies received from insurance companies in payment of the Senior Insurance Settlements; (iv) monies on deposit in bank accounts of the Trust or other Permitted Investments, (exclusive of any interest earned or accrued on the funds deposited in said accounts); and (v) all right, title, and interest with respect to the Senior Insurance Settlements and any supporting documentation or agreements related to the Senior Insurance Settlements and with United under the Senior Insurance Settlements Purchase Agreement. See "Description of the Senior Insurance Settlements Purchase Agreement."

     The Certificates in the aggregate will represent a 100% interest in the Trust's assets up until the Final Maturity Dates. The principal amount of the Certificates outstanding at any time will equal the original principal amount of the Certificates as of their respective dates of issuance minus the amount of principal payments made to the Certificateholders. See "Application of Collections." Each Certificate will represent the right to receive (i) semi-annual payments of Certificate Interest at one-half (1/2) the Certificate Rate primarily from the Liquidity Account and (ii) payments of Certificate Principal funded from Collections attributable payments by insurance companies pursuant to the Senior Insurance Settlements. The Certificates are structured to facilitate a secured, credit-enhanced financing with the intention that the Certificates will constitute indebtedness of Capital for federal income, state and local tax purposes, and Capital and each Certificateholder, by acceptance of its Certificate, agrees to recognize and report the Certificate as indebtedness of Capital for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating to the Certificates in a manner that is consistent with such characterization.

     The principal amount of the Certificates will remain constant. Distribution of interest and principal on the Certificates on each Distribution Date will be made by the Trustee, directly to the Certificateholders in whose names the Certificates were registered at the close of business on the Record Date. Distributions will be made by check mailed to the address of each of the Certificateholders as it appears on the register maintained by the Trustee, or its designee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the 5th day prior to the final distribution.

The Certificates

     For federal tax purposes, Capital intends that the Certificates will constitute evidence of indebtedness of Capital. The Certificates will be substantially in the form filed as an Exhibit to the Registration Statement of which this Prospectus Forms a part and which is attached to the Pooling and Servicing Agreement as an exhibit. The Certificates will be issued in the minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof equal to the original principal amount for which each Certificateholder subscribed to purchase; provided, however, that one Certificate may be issued on each Closing Date in a residual amount of less than $1,000.

     On each Closing Date, upon the order of Capital, the Trustee shall authenticate and deliver the Certificates to the Certificateholders against payment to Capital of the subscription proceeds for such Certificates (net of any placement fee). The Certificates will be issued contemporaneously with the assignment of the Senior Insurance Settlements to the Trust.

Registration, Transfer and Exchange of Certificates


     The Trustee shall cause the Certificate Register to be kept at the office or agency to be maintained by the Transfer Agent and Registrar in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the Registration of the Certificates and of transfers and exchanges of the Certificates. The Trustee is initially appointed the Transfer Agent and Registrar, but shall be permitted to resign as Transfer Agent and Registrar upon 30 days written notice to Capital, in which event, the Trustee shall appoint a successor Transfer Agent and Registrar.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar for such purpose, Capital shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate principal amount. The Transfer Agent and Registrar will maintain at its expense in New York, NY an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.

     Whenever any Certificates are surrendered for registration of transfer or exchange, Capital shall execute, and the Trustee shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Transfer and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney duly authorized in writing. No service charge to the Certificateholder shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and disposed of in a manner satisfactory to Capital, the Trustee and the Transfer Agent and Registrar. Unless Capital provides the Trustee with written notice to the contrary, all Certificates so surrendered will be destroyed within 12 months of their surrender.

     Prior to presentation of a Certificate for registration of transfer, Capital and the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificates for the purpose of receiving distributions and for all other purposes whatsoever, and neither Capital and the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them shall be affected by any notice of the contrary.

     The Paying Agent shall make all withdrawals, deposits and payments in accordance with the Subservicer's reports which reports are described below in detail. The Paying Agent shall be the Trustee and shall have revocable power to transfer funds among Investor Accounts and make distributions to Certificateholders from the Distribution Account (which account is described below in greater detail). The Trustee, as the Paying Agent, shall be permitted to resign as Paying Agent upon 30 days written notice to Capital at which point the Trustee shall appoint a successor Paying Agent upon 30 days written notice to Capital at which point the Trustee shall appoint a successor Paying Agent acceptable to Capital. The provisions of the Pooling and Servicing Agreement governing the duties of the Trustee, the Trustee's liability for recitals in the Certificates, and certain other matters affecting the Trustee shall also apply to the Trustee to its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. If the Trustee determines in its sole discretion that the Paying Agent (assuming it is not the Trustee) has failed to perform its obligations under the Pooling and Servicing Agreement in any material respect, the Trustee may revoke the Paying Agent's power and remove the Paying Agent, unless the Paying Agent is the Trustee.

List of Certificateholders

     The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar (if other than the Trustee) to Capital within five (5) Business Days after receipt by the Trustee of a request therefor from Capital, in writing, a list in such form as Capital may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If Certificateholders holding an aggregate amount of the Certificates then outstanding (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar (if other than the Trustee) to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee which shall be as of a date not more than 45 days prior to the date of receipt of such Applicants' request and shall give the Subservicer notice that such request has been made, within 5 Business Days after the receipt of such application. Every Certificateholder, by receiving and holding Certificates, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar (if other than the Trustee), nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the Certificateholders, regardless of the source from which such information was obtained.

Interest Payments

     Certificate Interest will accrue on a Certificate from the applicable Closing Date of the particular Certificate. Beginning with the Distribution Date immediately following the date in which occurred the Closing Date applicable to the particular Certificate, interest at one-half (1/2) the Certificate Rate shall be paid on each Distribution Date on the basis of a 360 day year comprised of twelve 30 day months. Certificate Interest due on any Distribution Date will be calculated on the outstanding principal amount of the Certificate as of the applicable Closing Date. Certificate Interest payments will be funded from the Liquidity Account. Certificate Interest will be paid to the Certificateholders after the Trustee's fees and expenses, but before the Master Servicer's or Successor Servicer's fees have been paid in that order of priority. If there are insufficient amounts in the Liquidity Account to pay Certificate Interest, such deficits shall constitute a Deficiency Amount payable on succeeding Distribution Dates from the Liquidity Account.

Principal Payments

     No payments of Certificate Principal will be made to Certificateholders until the Final Maturity Date, as applicable, except as provided below. The first payment of Certificate Principal will be made to Certificateholders beginning on the first Distribution Date following the First Maturity Date. Additional payments of Certificate Principal will be made on succeeding Distribution Dates until the full outstanding balance of Certificate Principal with respect to all Certificates has been paid in full or, on the Final Maturity Date. If there remains any outstanding balance of Certificate Principal, then all remaining of the Trust's assets shall first be used to repay the outstanding balance of Certificate Principal of the Certificates. Any funds remaining in any of the Investor Accounts, including Liquidity Account, after the full outstanding balance of Certificate Principal of all Certificates has been paid in full and all fees and expenses have been paid shall be the property of Capital.

Assignment of Senior Insurance Settlements To The Trust

     On or before the Second Business Day prior to each Closing Date, Capital shall give the Trustee written notice of the proposed irrevocable assignment of beneficial interest in the of Senior Insurance Settlements specifying the amount of the Senior Insurance Settlements to be assigned and the Trustee shall, in turn, notify Capital of the amount available in the Escrow Account to acquire Senior Insurance Settlements. Capital, on each Closing Dates, will then transfer, assign and set over to the Trust for the benefit of the Certificateholders, without recourse, (i) an irrevocable beneficial interest in the Senior Insurance Settlements which shall be acquired by Capital from United (as Seller under the Senior Insurance Settlements Purchase Agreement ("Seller")) pursuant to the Senior Insurance Settlements Purchase Agreement, including all monies due or to become due with respect to the Senior Insurance Settlements and all proceeds from the Senior Insurance Settlements and (ii) all of Capital's rights, remedies, powers and privileges with respect to the Senior Insurance Settlements under the Senior Insurance Settlements Purchase Agreement.

Representations and Warranties of Capital

     General. Capital shall represent and warrant to the Trust as of each Closing Date that (1) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Pooling and Servicing Agreement and to execute and deliver to the Trustee the Certificates pursuant thereto; (2) it is neither required to qualify, nor to register, as a foreign corporation in any state other than those states in which it has so qualified in order to conduct business, and has obtained all necessary licenses and approvals required under federal and applicable state law; (3) the execution and delivery of the Pooling and Servicing Agreement and the Senior Insurance Settlements Purchase Agreement and the execution and delivery to the Trustee of the Certificates by Capital and the consummation of the transactions provided for in the Pooling and Servicing Agreement and the Senior Insurance Settlements Purchase Agreement have been duly authorized by Capital by all necessary corporate action; (4) the execution and delivery of the Pooling and Servicing Agreement and the Senior Insurance Settlements Purchase Agreement and the Certificates, the performance of the transactions contemplated by the Pooling and Servicing Agreement and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Capital is a party or by which it or any of its property is bound; (5) the execution and delivery of the Pooling and Servicing Agreement, the Senior Insurance Settlements Purchase Agreement and the Certificates, the performance of the transactions contemplated by the Purchasing and Servicing Agreement or the Senior Insurance Settlements Purchase Agreement and the fulfillment of the terms thereof will not conflict with or violate any requirements of law applicable to Capital; (6) there are no proceedings or investigations pending or, to the best knowledge of Capital, threatened against Capital, before any court, regulatory body, administrative agency, or other governmental instrumentality (a) asserting the invalidity of the Pooling and Servicing Agreement, the Senior Insurance Settlements Purchase Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Senior Insurance Settlements Purchase Agreement or the Certificates, (c) seeking any determination of ruling that, in the reasonable judgment of Capital, would materially and adversely affect the performance by Capital of its obligations under the Pooling and Servicing Agreement or the Senior Insurance Settlements Purchase Agreement, (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Pooling and Servicing Agreement, the Senior Insurance Settlements Purchase Agreement or the Certificates or (e) seeking to affect adversely the income tax attributes of the Trust; and (7) all appraisals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the Pooling and Servicing Agreement, the Senior Insurance Settlements Purchase Agreement and the Certificates, the performance of the transactions contemplated by the Pooling and Servicing Agreement or the Senior Insurance Settlements Purchase Agreement, and the fulfillment of the terms thereof, have been obtained. These representations and warranties of Capital will survive the assignment of the Senior Insurance Settlements to the Trust and the termination of the rights and obligations of the Subservicer. Upon discovery by Capital or the Subservicer or upon written notice to the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach or the Trustee, as applicable, is obligated to give prompt written notice to the other parties to the Pooling and Servicing Agreement.

Pooling and Servicing Agreement. Capital shall also represent and warrant to the Trust, with respect to any Certificates, as of each Closing Date that (a) the Pooling and Servicing Agreement and any assignment of the Senior Insurance Settlements each constitute a legal, valid and binding obligation of Capital, enforceable against Capital in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and (b) the Pooling and Servicing Agreement and any assignment of the Senior Insurance Settlements each constitute either (a) a valid assignment to the Trust of all right, title and interest of Capital in, to and under the Senior Insurance Settlements being assigned to the Trust, all monies due or to become due with respect to the Senior Insurance Settlements, and all proceeds of the Senior Insurance Settlements, free and clear of any lien of any person claiming through or under Capital, (except for any tax lien), all monies due or to become due with respect to the Senior Insurance Settlements and the proceeds of the Senior Insurance Settlements upon transfer of the Senior Insurance Settlements to the Trust, and of the Pooling and Servicing Agreement.

Eligibility of Senior Insurance Settlements, Selection Procedures, Solvency

     In connection with the assignment of Senior Insurance Settlements to the Trust, Capital also shall represent and warrant to the Trust as to each Closing Date, that (a) no selection procedures believed by Capital to be in violation of the diversification requirements (which are described below in greater detail) were utilized in selecting the Senior Insurance Settlements being transferred to the Trust and (b) neither Capital nor the Seller is insolvent. See "Covenants of Capital." On each Closing Date, Capital will be deemed to represent and warrant that the representation and warranties set forth above are true and correct with respect to each Senior Insurance Settlement assigned on such date as if made on such date. In addition, these representations and warranties shall survive the assignment of the respective Senior Insurance Settlements to the Trust and the termination of the rights and obligations of the Subservicer. Upon discovery by Capital, the Subservicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Representations and Warranties Regarding Senior Insurance Settlements Purchase Agreement. Capital shall also represent and warrant to the Trust that Seller, under the Senior Insurance Settlements Purchase Agreement, that it has covenanted and agreed to comply with and perform its obligations with respect to the Senior Insurance Settlements, except insofar as any failure so to comply or conform would not materially and adversely affect the rights of the Trust or the Certificateholders under the Pooling and Servicing Agreement or under the Certificates.

Covenants of Capital

     Capital shall covenant to the Trust that (1) each Senior Insurance Settlement shall be evidenced by an appropriate insurance policy; (2) except for the assignments contemplated in the Pooling and Servicing Agreement, Capital will not sell , pledge, assign or transfer to any other person the Senior Insurance Settlements; (3) Capital agrees to tender to the Subservicer for deposit in the Investor Accounts all payments received by Capital with respect to the Senior Insurance Settlements as soon as practicable after receipt thereof by Capital; (4) Capital will enforce the provisions of the Senior Insurance Settlements Purchase Agreement prohibiting the Seller from conveying, assigning, exchanging or otherwise transferring the Senior Service Insurance Settlements to any other person prior to termination of the Trust; (5) Capital shall make any filings, reports, motion, application, registration with, and shall seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable, and shall comply with any federal or state securities or reporting requirement laws; and (6) Capital's purchase, acquisition and transfer of Senior Insurance Settlements will be structured so that (a) at acquisition, no less than 75% of the cumulative death benefits of the Senior Insurance Settlements held or beneficially owned by the Trust shall be payable by insurance companies with an A.M. Best rating of A or better, or its equivalent as set by other nationally recognized rating agencies, (b) no more than 25% of the cumulative death benefits of the Senior Insurance Settlements held or beneficially owned by the Trust shall be payable by insurance companies with A.M. Best rating of B+, or its equivalent as set by other nationally recognized agencies, (c) at any given time no more than 10% of the outstanding cumulative death benefits of the Senior Insurance Settlements held or beneficially owned by the Trust shall be payable by any one insurance company, and (d) no more than $4 million in Tranche I and $10 million in Tranche II will be cumulative death benefits relating to any one individual.

Administration and Servicing of Senior Insurance Settlements.

     The Subservicer has undertaken to service and administer the Senior Insurance Settlements and to collect payments due under the Senior Insurance Settlements in accordance with customary and usual servicing procedures and it shall have full power and authority, acting alone or through any party properly designated by it to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting generality of the foregoing, the Subservicer is authorized and empowered unless such power and authority is revoked by the Trustee or the Master Servicer on account of the occurrence of a Subservicer Default (as discussed below in greater detail) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partly or full release or discharge, and all other comparable instruments, with respect to the Senior Insurance Settlements. The Trustee shall furnish the Subservicer upon request with any powers of attorney and other documents reasonably necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties.

     The Master Servicer and Subservicer are not obligated to use separate servicing procedures, offices or employees for servicing the Senior Insurance Settlements from the procedures, offices, or employees used by the Master Servicer in connection with servicing other senior insurance settlements; provided, however, that Subservicer is at all times required to be able to accurately reflect the status of Collections and shall maintain separate accounts. The Subservicer is not required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Senior Insurance Settlements.

Servicing Compensation and Payment of Expenses

     As compensation for its servicing activities under the Pooling and Servicing Agreement and as reimbursement for its expenses in connection with its activities under the Pooling and Servicing Agreement, the Master Servicer and Subservicer shall be entitled to receive a Monthly Servicing Fee with respect to any month (or portion thereof) prior to the termination of the Trust, payable in arrears on each Distribution Date. The Master Servicer and Subservicer shall not be liable for any liabilities, costs or expenses of the Trust or the Certificateholders arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith).

     The Subservicer shall be required to pay from its servicing compensation all expenses, including fees paid to independent accountants, incurred in connection with servicing the Senior Insurance Settlements and shall not be entitled to any payment from Capital or the Trust other than the Monthly Servicing Fee.

Representations, Warranties and Covenants of the Subservicer (and Seller)

     As of each Closing Date, the Subservicer will make the following representations, warranties and covenants upon which the Trustee will rely in accepting the assignment of the Senior Insurance Settlements and is authenticating the Certificates that (1) the Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Pooling and Servicing Agreement; (2) it is qualified as a foreign corporation in every state where it is required to be so qualified to service the Senior Insurance Settlements as required by the Pooling and Servicing Agreement and has obtained all necessary licenses and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected materially and adversely to affect the ability of the Subservicer to comply with the terms of the Pooling and Servicing Agreement; (3) the execution, delivery, and performance of the Pooling and Servicing Agreement (and the Senior Insurance Settlements Purchase Agreement) have been duly authorized by the Subservicer (and by United as Seller, as applicable) by all necessary corporate action on the part of the Subservicer, that said agreements constitute legal, valid and binding obligations of the Subservicer (and by United as Seller, as applicable) enforceable in accordance with their respective terms, except as enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) and that the execution and delivery of the Pooling and Servicing Agreement (and the Senior Insurance Settlements Purchase Agreement) by the Subservicer (and by United as Seller, as applicable), and the performance of the transactions contemplated by said Agreements and the fulfillment of the terms thereof applicable to the Subservicer (and Seller, as applicable), will not conflict with, violate, or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both( a default under, any Requirements of Law applicable to the Subservicer (and Seller, as applicable) or any indenture contract, agreement, mortgage, deed of trust or other instrument to which the Subservicer (or the Seller, as applicable) is a party or by which it is bound; and (4) there are no proceedings or investigations pending or, to the best knowledge of the Subservicer (or the Seller, as applicable), threatened against the Subservicer (or the Seller, as applicable), before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, seeking any determination or ruling that, in the reasonably judgment of he Subservicer (or the Seller, as applicable), would materially and adversely affect the performance by the Subservicer (or the Seller, as applicable) of its obligations under the Pooling and Servicing Agreement (or the Senior Insurance Settlements Purchase Agreement), or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Pooling and Servicing Agreement (or the Senior Insurance Settlements Purchase Agreement). Seller shall also make agreements with or deliver binding instructions to each insurance company such that Collections are to be deposited directly in the Lockbox Account.

Reports and Records of the Master Servicer and Subservicer

     The Master Servicer and Subservicer is required to deliver certain reports and certificates to Capital and the Trustee at specified times.

     Closing Date Reports. The Subservicer shall prepare and deliver to Capital and to the Trustee on 2 Business Days prior to the initial Closing Date and, thereafter, on the 1st Business Day of each week, an Officer's Certificate setting forth the amount of Senior Insurance Settlements to be purchased on the initial Closing Date as measured by the Senior Insurance Settlements Purchase Price expended therefor and by their face value.

     Daily and Weekly Reports. On each Business Day, the Subservicer shall prepare and make available at the office of the Subservicer for inspection by the Master Servicer and the Trustee (which Trustee may do at its option, but has no obligation to so inspect) and/or Capital a record setting forth (1) the aggregate amount of Collections processed by the Subservicer on the preceding Business Day and (2) the amount of Senior Insurance Settlements as of the close of business on the preceding Business Day. On the first Business Day of each week, commencing in the week following the first Closing Date, the Subservicer shall prepare and deliver to Capital and the Trustee a record setting forth (1) the aggregate amount of Collections processed by the Subservicer in the preceding week and (2) the aggregate amount of Senior Insurance Settlements as of the close of business on the last Business Day in such week.

     Master Servicer's Semi-Annual Certificate. On each Determination Date the Master Servicer shall prepare and forward to the Trustee and the Paying Agent the Semi-annual Master Servicer's Certificate substantially setting forth (1) the aggregate amount of Collections processed during the preceding six months;
(2) the aggregate amount of Collections attributable to Senior Insurance Settlements processed by the Subservicer during the preceding six months; (3) the aggregate amount of Senior Insurance Settlements and the balance on deposit in the Senior Insurance Settlements Account, with respect to Collections processed as of the end of the last day of the preceding six months; (4) the aggregate amount, if any, of withdrawals from the Liquidity Account required to be made on the next succeeding Transfer Date; (5) the aggregate amount of funds, if any, to be deposited in the Liquidity Account on the next succeeding Transfer Date; (6) the six months Certificateholders Statement; (7) the sum of all amounts payable to the Certificateholders on the next succeeding Distribution Date in respect of Certificate Interest and Certificate Principal; and (8) the interest and earnings (net of losses and investment expenses) from the Senior Insurance Settlements Account and Liquidity Account for the preceding six months.

     Master Servicer's Annual Certificate. In addition to the Closing Date reports, the daily and weekly reports and the six month Master Servicer's Certificate, the Master Servicer will deliver to the Trustee on or before April 15th of each calendar year, beginning with April 15, 2000, an Officer's Certificate stating that (1) a review of the activities of the Subservicer during the preceding calendar year and of its performance under the Pooling and Servicing Agreement was made under the supervision of the officer signing such certificate and (2) to the best of such officer's knowledge, based on such review, the Subservicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee.

     Annual Independent Public Accountants Subservicing Reports. The Subservicer, at its cost, has also undertaken to cause certain annual reports to be prepared by independent public accountants for the Trustee, which reports will be available for inspection by the Certificateholders. On or before April 15th of each calendar year, beginning with April 15, 2000, the Master Servicer shall cause, at its sole cost and expense, a firm of nationally recognized independent public accountants to furnish a report to the Trustee covering the preceding annual period to the effect that such accountants have applied certain agreed-upon procedures to certain documents and records relating to the servicing of Senior Insurance Settlements, compared the information contained in the Master Servicer's certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed. A copy of such report may be obtained by any Certificateholder by a request in writing to the Trustee. In addition, on or before April 15th of each calendar year, beginning with April 15, 2000, the Subservicer also, at its sole cost and expense, shall cause a firm of nationally recognized independent public accountants to furnish a report to the Trustee to the effect that they have compared the mathematical calculations of each amount set forth in the Six Months Subservicer's Certificates forwarded by the Master Servicer during the period covered by such report (which shall be the period from January 1, or such date which is the initial Closing Date, to and including December 31, or such date which is the Final Maturity Date, of such calendar year) with the Subservicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Certificateholder by a request in writing to the Trustee.

     In the event that United is no longer acting as Subservicer, the Master Servicer or any Successor Servicer appointed pursuant to the provisions governing said appointment under the Pooling and Servicing Agreement, shall deliver or make available to the Trustee each certificate and report required to be prepared, forwarded or delivered thereafter. United, however, shall continue to be liable for the cost of the reports furnished by the independent public accountants.

Subservicer Default

     Upon the occurrence of a Subservicer Default (as discussed below in greater detail), the Subservicer will give prompt written notice of such default to the Master Servicer and the Trustee and the Trustee will give notice to the Certificateholders at the addresses appearing in the Certificate Register. Should the Subservicer fail to cure such Subservicer Default or be incapable of curing such, the Trustee or the Certificateholders representing not less than 51% of the principal amount of the Certificates then outstanding by written notice then given to the Subservicer (and the Trustee if given by the Certificateholders) (a "Termination Notice") may (a) terminate all of the rights and obligations of the Subservicer as Subservicer under the Pooling and Servicing Agreement or (b) only if Certificateholders representing not less than 51% of the principal amount of Certificateholders so elect, waive such default by the Subservicer (except a default in the failure to make any required deposits or payments, which may not be waived). Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of the Pooling and Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     If a Termination Notice is delivered to Subservicer, the Subservicer shall continue to perform all servicing functions under the Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Master Servicer and the Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint the Master Servicer as Successor Servicer (the "Successor Servicer") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee.

     A Subservicer Default refers to any one of the following events which shall occur and be continuing:

     (a) any failure by the Subservicer to report or give instructions or notice to the Trustee required by the Pooling and Servicing Agreement on or before the date occurring 5 Business Days after the date such report or such instruction or notice is required to be given, as the case may be; or

     (b) failure on the part of the Subservicer duly to observe or perform in any material respect any other covenants or agreements of the Subservicer set forth in the Pooling and Servicing Agreement which has a material adverse effect on the Certificateholders and which continues unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Subservicer by the Trustee, or to the Subservicer and the Trustee by the Holders of Certificates representing not less than 25% of the principal amount of the Certificates then outstanding; or

     (c) the Subservicer's delegation of its duties under the Pooling and Servicing Agreement except as permitted by the Pooling and Servicing Agreement; or

     (d) any representation, warranty or certification made by the Subservicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders and which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Subservicer by the Trustee or Master Servicer, or to the Master Servicer and the Trustee by the

Holders of Certificates representing not less than 51% of the principal amount of the Certificates then outstanding, or if such failure cannot be cured within such 30 day period owing to causes beyond the control of the Subservicer, if Subservicer shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with continued diligence; or

     (e) the Subservicer shall (a) become insolvent, (b) fail to pay its debts generally as they become due, (c) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (d) become a party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing.

Appointment of Successor Servicer

     Upon the occurrence of a Subservicer Default which results in a termination of the Subservicer, the Trustee shall appoint the Master Servicer as "Successor Servicer." The Master Servicer shall execute an acknowledgment agreeing to be bound by the terms and provisions of the Pooling and Servicing Agreement. The Trustee shall have no liability for the appointment of the Master Servicer as Successor Servicer. If the Master Servicer fails or is unable (through no fault of the Master Servicer) to accept its appointment as Successor Servicer, the Trustee may obtain bids from other parties to act as a Successor Servicer. If the Master Servicer becomes the Successor Servicer, it shall receive an administrative fee up to $100,000. If the Trustee is unable to obtain any bids, then the Trustee shall automatically become the Successor Servicer. If the Trustee does not wish to continue in such capacity, it may, as its option, petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes servicing senior insurance settlements or other insurance settlements to act as Successor Servicer.

     Upon its appointment, the Successor Servicer shall be the successor in all respects to the Subservicer with respect to servicing functions under the Pooling and Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities placed on the Subservicer by the terms and provisions of the Pooling and Servicing Agreement, except the Successor Servicer shall not pay the costs of the reports prepared by the independent public accountants, which cost shall remain the liability of Subservicer. In connection with such appointment and assumption, the Successor Servicer shall be entitled to receive as compensation, such fees as it and the Trustee shall agree (the priority of payment, however, shall not be that for Subservicer, but that for the Trustee or Master Servicer, as hereinafter discussed). If the Trustee should become a Successor Servicer it shall also receive compensation for performing such services.

     On the date that a Successor Servicer shall have been appointed by the Trustee, all power and authority of the Subservicer under the Pooling and Servicing Agreement shall pass to and vest in the Successor Servicer, and, without limitation, the Trustee is authorized and empowered to execute and deliver, but shall have no obligation to execute and deliver, on behalf of the Subservicer (upon the failure of Subservicer to so execute, deliver or cooperate), as attorney-in-fact or otherwise, all documents and other instruments required of the Subservicer to be executed or delivered, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights to the Successor Servicer.

     Upon any termination or appointment of a Successor Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their addresses appearing in the Certificate Register and Trustee shall again obtain bids for a new Successor Servicer.



The Trustee

                                 will be the Trustee. Capital, the Subservicer,
the Master Servicer and their affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, Capital, the Subservicer, the Master Servicer, and any of their affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustee(s) of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which is so qualified and who shall exercise and perform such rights, powers, duties and obligations solely at the discretion of Trustee. The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     The Trustee may resign at any time by giving written notice to Capital and the Master Servicer and, upon receiving such written notice of resignation, Capital shall be obligated to appoint a successor trustee. If no successor trustee has been appointed within 30 days of Capital's receipt of the notice of resignation, the resigning Trustee shall petition any court of competent jurisdiction for the appointment of a successor trustee. Capital may also remove the Trustee if the Trustee ceases to be eligible to continue as such or the Trustee becomes insolvent or is adjudged a bankrupt. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Amendment of Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may be amended from time to time by Seller, Master Servicer, Capital and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions therein, or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the existing provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders. Further, the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise. Any assignments regarding the transfer of Senior Insurance Settlements to the Trust shall not be considered amendments to the Pooling and Servicing Agreement.

     Other than as provided above, the Pooling and Servicing Agreement may also be amended from time to time by Seller, Master Servicer, Capital and the Trustee with the consent of the Certificateholders representing not less than 66-2/3% of the principal amount of the Certificates then outstanding, for the purpose of adding, modifying or eliminating any provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate without the consent of such Certificateholder, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder.

     Promptly after the execution of any amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     With respect to the amendment of the Pooling and Servicing Agreement or the modification of the rights of the Certificateholders, the consent of the Certificateholders shall not be necessary to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance of the proposed amendment. The manner of obtaining any consents required to amend the Pooling and Servicing Agreement and evidence of authorization by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

Investor Accounts and Allocation of Collections.

     The Trust's assets shall also include Investor Accounts which consist of the Lockbox Account, the Senior Insurance Settlements Account and Liquidity Account, each of which shall be established and maintained by the Trustee for the benefit of the Certificateholders. In addition, the Trustee shall establish a Distribution Account (which shall also be an Investor Account) for payments to the Certificateholders, Subservicer, Trustee, Capital, Master Servicer and such others as are entitled to receive payments under the Pooling and Servicing Agreement.

     Lockbox Account. The Lockbox Account has been established and shall be maintained with the Trustee in the name of the Trust as an interest bearing segregated demand deposit account and its shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders.

     Senior Insurance Settlements Account. The Senior Insurance Settlements Account shall be established and maintained by the Trustee as a segregated, interest-bearing account and it shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders and shall be subject to distribution pursuant to the Pooling and Servicing Agreement. The Senior Insurance Settlements Account shall contain Collections attributable to Senior Insurance Settlements.

     Liquidity Account. The Trustee shall also establish and maintain the Liquidity Account with the Trustee in the name of the Trustee as a segregated interest bearing account, indicating that the funds therein are held for the benefit of the Certificateholders. On each Closing Date, Capital shall deposit or cause to be deposited in the Liquidity Account an amount equal to the difference between the Senior Insurance Settlements Purchase Price and the face amount of the Certificates issued on such Closing Date.

     Distribution Account. The Trustee shall also establish and maintain with the Trustee the Distribution Account, which shall be a non-interest bearing segregated demand deposit account from which the Paying Agent shall make the distributions and other payments described in the Pooling and Servicing Agreement.

     Distributions from Investor Accounts. The Paying Agent or the Trustee shall have the revocable authority to make withdrawals and distributions from, or transfers between, the Investor Accounts. On each Business Day, the Trustee shall withdraw all funds from the Lockbox Account and deposit same in the Senior Insurance Settlements Account and the Liquidity Account. Funds on deposit in the Senior Insurance Settlements Account and the Liquidity Account may at all times be invested in Permitted Investments, provided that any such investment shall mature and such funds shall be available for withdrawal (i) on or prior to the Transfer Date immediately preceding the Distribution Date on which such funds are required for distribution. The Trustee shall hold for the benefit of the Certificateholders the negotiable instruments or securities, if any, evidencing the Permitted Investments from the time of purchase until the time of sale or maturity. Subject to the maturity restrictions set forth above, Capital shall instruct the Trustee, in writing or if orally, then promptly confirmed in writing, as to the investment of funds on deposit in the Senior Insurance Settlements Account and the Liquidity Account. If, for any reason, Capital does not provide investment instructions to the Trustee, then the Trustee shall invest such funds in the Dreyfus Treasury Prime Cash Management Fund. For purposes of determining the availability of funds or the balances in the Senior Insurance Settlements Account and the Liquidity Account, all investment earnings on such funds shall be deemed not to be available or on deposit except upon the occurrence of a Pay Out Event. The Trustee shall not be responsible for any losses incurred in connection with any such Permitted Investments.

     The Subservicer is required to deposit immediately or cause to be deposited in the Senior Insurance Settlements Account all Collections which it receives that are not otherwise made or deposited directly to the Lockbox Account.

Priority of Payments

     On each Determination Date the Master Servicer shall instruct the Trustee to withdraw on the succeeding Transfer Date the amounts required to be withdrawn from the Senior Insurance Settlements Account, and deposited into the Distribution Account as discussed below. The Trustee will then withdraw from the

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Senior Insurance Settlements Account to the extent funds are available from
Collections attributable to Senior Insurance Settlements processed during the preceding six months, and the deposit in the Distribution Account for payment in the following order of priority;

    (a) an amount equal to the Trustee's Fees and the expenses of Trustee;

    (b) an amount equal to Certificate Interest for the six months;

    (c) an amount equal to the Master Servicer's Fees or Successor Servicer's Fees;

    (d) an amount equal to the Subservicer's Fees, and

    (e) an amount to fund any deficiency in the Liquidity Account.

     If the Collections attributable to Senior Insurance Settlements are less than the amount required to be distributed from the Settlements Account, to fund items (a) through (d) above, the Trustee shall withdraw from the Liquidity Account funds in the amount of such deficiency and deposit same in the Distribution Account. If the Senior Insurance Settlements or funds in the Liquidity Account are insufficient in any six months to pay Certificate Interest to the Certificateholders, the amount of such deficiency for any six months shall be referred to as the "Deficiency Amount" and shall be payable in later months as sufficient funds become available.

     On each Transfer Date after making the payments required to fund items (a) through (d) above, the Trustee shall withdraw from the Senior Insurance Settlements Account, to the extent funds are available from Collections attributable to Senior Insurance Settlements processed during the preceding six months and deposit in the Distribution Account for payment an amount equal to the Monthly Servicing Fee for the preceding six months together with all accrued and unpaid Monthly Servicing Fees for prior periods, if any, and the Trustee shall pay such fees to the Subservicer on the Distribution Date. In the event the Master Servicer or a Successor Servicer shall be appointed Subservicer, such party shall receive the Monthly Servicing Fee in accordance with the priority set forth in the first paragraph.

     Repayment of Certificate Principal. With respect to the payment of Certificate Principal on each Transfer Date, the Trustee shall withdraw from the Senior Insurance Settlements Account Collections attributable to Senior Insurance Settlements which have been on deposit in the Senior Insurance Settlements Account and deposit same in the Distribution Account for payment to the Certificateholders.

     With respect to the final Transfer Date, the Trustee shall withdraw from the amount deposited in the Senior Insurance Settlements Account and deposit in to the Distribution Account an amount equal to the outstanding amount of Certificate Principal of the Certificates as of the end of the day on the preceding Record Date. If the amounts on deposit in the Senior Insurance Settlements Account on the final Transfer Date are less than the outstanding amount of Certificate Principal of the Certificates as of the end of the day on the preceding Record Date, the Trustee, will withdraw from the Liquidity Account

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

funds in the amount of such deficiency and deposit same in the Distribution Account for payment to the Certificateholders. The Certificates are subject to optional repurchase at 102.50% of the outstanding principal amount thereof after each 5 year period, respectively.

     Failure to Make Deposits. If the Paying Agent, Subservicer or Capital fails to make, or give instructions to make, any withdrawal, payment or deposit, the Trustee shall make or cause such withdrawal, payment or deposit to be made from the applicable Investor Accounts. The Master Servicer and/or Subservicer shall promptly provide the Trustee with all information necessary to allow the Trustee to make such payment. Such funds shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Paying Agent or Capital, as the case may be.

Distributions and Reports to Certificateholders

     On each Distribution Date, the Paying Agent will distribute to each Certificateholder of record on the preceding Record Date such Certificateholder's pro rata share of the Certificate Interest and the Certificate Principal, if applicable, as previously discussed. The Paying Agent shall make such distributions by check mailed to each Certificateholder.

     In addition, on each Distribution Date, the Paying Agent shall forward to each Certificateholder a Certificateholders' Statement, prepared by the Master Servicer substantially in the form of Exhibit 5.2 attached to the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part, setting forth the following information (which, in the case of (a), (b) and (c) below, shall be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed for the preceding six months; (b) the amount of such distribution allocable to Certificate Principal; (c) the amount of such distribution allocable to Certificate Interest; (d) the amount of Collections of Senior Insurance Settlements processed during the preceding six months; the (e) amount of the Monthly Servicing Fee for the preceding six months; (f) the aggregate amount of funds deposited in the Liquidity Account as of such Distribution Date; and (g) the amount of Trustee's Fees and expenses of the Trustee for the preceding six months.

     On or before January 31 of each calendar year, beginning with calendar year 2000, Capital will furnish to each Person who at any time during the preceding calendar year was a Certificateholder an Annual Certificateholders' Tax Statement prepared by the Master Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in subclauses (a), (b) and (c) of the preceding paragraph above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee, Capital Master Service or the Subservicer deems necessary or desirable to enable the Certificateholders to prepare their respective tax returns. Such obligations of Capital shall be deemed to have been satisfied to the extent that Capital provides information which is substantially comparable to information which is required by applicable requirements of the Internal Revenue Code, as from time to time in effect.

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



Pay Out Events

     A Pay Out Event refers to any of the following events:

     (a) the failure on the part of Capital or the Subservicer to make any payment or deposit required by the terms of the Pooling and Servicing Agreement on or before the date occurring 5 Business Days after the date such payment or deposit is required to be made; or

     (b) the failure on the part of Capital or the Subservicer duly to observe or perform in any material respect any other material covenants or agreements set forth in the Pooling and Servicing Agreement which failure(s) continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to Capital and/or the Subservicer by the Trustee, or to Capital, the Master Servicer and the Trustee by Certificateholders representing not less than 51% of the principal amount of the Certificates then outstanding; or

     (c) in the event that any representation or warranty made by Capital or the Subservicer in the Pooling and Servicing Agreement or any information contained in a computer printout required to be delivered by Capital shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to Capital and the Subservicer by the Trustee, or to Capital, the Master Servicer and the Trustee by Certificateholders representing not less than 5% of the principal amount of the Certificates then outstanding and as a result of which the interests of such Certificateholders are materially and adversely affected, or if such failure cannot be cured within such 60 day period owing to causes beyond the control of Capital or the Subservicer, as the case may be, if Capital or the Subservicer shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such failure with continued diligence; or

     (d) Capital or the Subservicer shall (1) become insolvent; (2) fail to pay its debts generally as they become due; (3) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law; (4) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing; or

     (e) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     (f) any Subservicer Default shall occur which would have a material adverse effect on the Certificateholders; or

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

     (g) the balance of the funds available in the Liquidity Account is less than 3% of the amount of Certificate Principal of the Certificates then outstanding for a period of 2 consecutive months; or

     (h) the appointment of Master Servicer as Successor Servicer.

Then in the case of an event described in subparagraphs (a), (b), (c) or (f), after the applicable grace period set forth in such subparagraphs or other relevant provisions, either the Trustee or the Certificateholder representing not less than 51% of the principal amount of the Certificates then outstanding, may give written notice to Capital and the Subservicer (and to the Trustee if given by the Certificateholders) declaring that a Pay Out Event had occurred as of the date of such notice, and, in the case of any event descried in subparagraphs (d), (e), (g), or (h) a Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Certificateholder, immediately upon the occurrence of such event.

Additional Rights Upon the Occurrence of Certain Events

     If Capital voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law or becomes party to (or is made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, and the petition instituting same is not dismissed within 90 days after its filing (a "Bankruptcy Event"), Capital shall on the date of such Bankruptcy Event immediately cease to assign Senior Insurance Settlements to the Trust and shall promptly give notice to the Trustee of such Bankruptcy Event. Within 15 days after receipt by the Trustee of notice of the Bankruptcy Event, the Trustee shall (i) publish a notice in the Authorized Newspapers that a Bankruptcy Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Senior Insurance Settlements in a commercially reasonable manner and (ii) send written notice to the Certificateholders describing such proceeding and requesting instructions from such Certificateholders. No such sale, disposition or liquidation, whether in whole or in part, of the Senior Insurance Settlements shall be consummated until and unless the Trustee shall have first received written instructions as aforementioned, or other written response or affirmative refusal to provide a written response from Certificateholders representing in excess of 51% of the principal amount of the Certificates then outstanding. The Trustee may obtain a prior determination from any conservator or receiver appointed to handle the affairs of Capita that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

     The proceeds from the sale, disposition or liquidation of the Senior Insurance Settlements as discussed above shall be treated as Collections. On the Distribution Date on which such proceeds are scheduled to be distributed to the Certificateholders, the Trust shall terminate.

Other Matters Relating to Capital

     Scope of Liability. Capital shall be liable for the obligations specifically undertaken by Capital under the Pooling and Servicing Agreement. Except as provided in the Pooling and Servicing Agreement with respect to the Trust and the Trustee, neither Capital nor any of the directors, officers,

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

employees or agents of Capital shall be under any liability to the Trust, the Trustee, the Certificateholders or any other legal person for taking any action or for refraining from taking any action under the Pooling and Servicing Agreement whether arising from express or implied duties under such Agreement; provided, however, this limitation on liability shall not protect Capital or any director, officer, employee or agent of Capital against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the Pooling and Servicing Agreement or under any agreement executed an delivered in connection with the Pooling and Servicing Agreement or in any way relating to or arising out of the creation of the Trustee or any transactions related thereto.

     Indemnification. Further, Capital shall agree to indemnify and hold harmless the Trust, Trustee and Master Servicer from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omission arising out of activities of the Trust, Trustee, or Master Servicer pursuant to the Pooling and Servicing Agreement or any agreement executed or delivered in connection with such Agreement or in any way relating to or arising out of the creation of the Trustee or the transactions related thereto, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that although Capital shall indemnify the Trustee and Master Servicer if such acts, omissions or alleged acts or omissions constitute ordinary negligence, Capital shall not indemnify the Trustee or Master Servicer if such acs, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by the Trustee or Master Servicer; and provided, further, Capital shall not indemnify the Trust or the Certificateholders for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders; provided, further, Capital shall not indemnify the Trust or the Certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors; and provided further, Capital shall not indemnify the Trust or the Certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the Trust of the Pooling and Servicing Agreement shall only be from assets of Capital. The provisions of the Pooling and Servicing Agreement relating to this indemnity shall run directly to and be enforceable by an injured party, subject to the limitations discussed in this paragraph, and shall survive termination of the Trust and the resignation or removal of the Trustee or Master Servicer.

Other Matters Relating to the Subservicer

     Scope of Liability. The Subservicer shall be liable under the terms of the Pooling and Servicing Agreement for the accuracy and sufficiency of the information contained in any certificate it delivers to the Master Servicer and otherwise only to the extent of the obligations specifically undertaken by the Subservicer in such capacity under the Pooling and Servicing Agreement (and as Seller under the Senior Insurance Settlements Purchase Agreement to the extent any rights in such Agreement have been assigned to the Trust). Except as provided in the next succeeding paragraph with respect to the Trust and the

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

Trustee, neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Trust, the Trustee, the Certificateholders, the Master Servicer or any other legal person for taking any action or for refraining from taking any action in its capacity as Subservicer under the Pooling and Servicing Agreement; provided, however, this limitation on liability shall not protect the Subservicer or any director, officer, employee or agent of the Subservicer against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the Pooling and Servicing Agreement. The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising under the Pooling and Servicing Agreement. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Senior Insurance Settlements in accordance with the Pooling and Servicing Agreement and which in its reasonable opinion may involve it in any expense or liability.

     Indemnification. The Subservicer shall indemnify and hold harmless the Trust, Trustee and Master Servicer from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust, Trustee, or Master Servicer under the Pooling and Servicing Agreement including those arising from acts or omissions of the Subservicer pursuant to such Agreement or any agreement executed or delivered in connection with such Agreement or in any way relating to or arising out of the creation of the Trust or the transactions related thereto including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that although the Subservicer shall indemnify the Trust, Trustee, and Master Servicer if such acts, omissions or alleged acts or omissions constitute ordinary negligence, the Subservicer shall not indemnify the Trust, Trustee, or Master Servicer if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by the Trustee; provided further, the Subservicer shall not indemnify the Trust, the Trustee, or any Certificateholders for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of such Certificateholders; for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of such Certificateholders; provided further, the Subservicer shall not indemnify the Trust or the Certificateholders as to any losses, claims or damages incurred by any of them in their capacities as investors; and provided further, the Subservicer shall not indemnify the Trust or the Certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid b the Trust or the Certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the Trust or the Certificateholders. Any indemnification under the Pooling and Servicing Agreement shall only be from assets of the Subservicer. The provisions of the Pooling and Servicing Agreement relating to this indemnity shall run directly to and be enforceable by an injured party, subject to the limitations hereof, and shall survive termination of the Trust and the resignation or removal of the Trustee.

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

     Resignation of Master Servicer. The Master Servicer is not permitted to resign from its obligations and duties under the Pooling and Servicing Agreement, except (a) upon determination that (i) the performance of its obligations and duties is or becomes impermissible under applicable law and (ii) the Master Servicer can take no reasonable action to make the performance of its obligations and duties hereunder permissible under applicable law, or (b) if the Master Servicer fails to receive its fees and expenses for a period of at least 90 days after they become due, Master Servicer shall be entitled to resign upon giving written notice to Capital, the Trustee, and United. Any such determination permitting the resignation of the Subservicer shall be evidenced by an opinion of counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Subservicer. If the Trustee is unable within 30 days of the date of such determination to appoint a Successor Servicer, the Trustee shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of senior insurance settlements or other insurance settlements similar to the Senior Insurance Settlements serviced or to be serviced by the Successor Servicer hereunder and whose appointment shall not adversely affect the rating, if any, of the securities offered pursuant to this Agreement.

         Master Servicer's Delegation of Duties. In the ordinary course of business, the Master Servicer may at any time delegate any of its duties under the Pooling and Servicing Agreement to any Person who agrees to conduct such duties in accordance with the provisions of the Pooling and Servicing Agreement. Any such delegation shall not relieve the Master Servicer of its liability and responsibility with respect to such duties and shall not constitute a resignation within the meaning of the preceding paragraph.

Termination

     The Trust shall terminate on the earlier of (a) the day designated by Capital after the final Distribution Date due to a retransfer of the portfolio of Senior Insurance Settlements (the "Final Trust Termination Date"), (b) the final Distribution Date after the occurrence of a Pay Out Event or (c) the Scheduled Trust Termination Date. If on the Transfer Date preceding the Scheduled Trust Termination Date there remains Certificate Principal outstanding the Subservicer shall sell all remaining Senior Insurance Settlements on behalf of the Trust and deposit and proceeds as Collections for subsequent allocation and distribution.

     The amount of Certificate Principal outstanding on the Final Maturity Date (or on the final Distribution Date, due to a retransfer of the portfolio of Senior Insurance Settlements or after a Pay Out Event) shall become payable on the next Distribution Date specified in the "Trustee's Termination Notice." On such date, the Certificateholders shall surrender their Certificates for final payment. If the amount in the Senior Insurance Settlements Account is not sufficient to pay the outstanding amount of Certificate Principal then the Paying Agent may withdraw funds for the Liquidity Account to pay such deficiency. In the event that not all Certificateholders have surrendered their Certificates for final payment, the Trustee shall retain amounts in the Distribution Account pending such surrender. If a Certificateholder has not surrendered his Certificate within some 18 months, the Trustee may take

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

affirmative steps to locate the remaining Certificateholders and charge the cost to such funds on deposit in the Distribution Account.

     If the amount of the Certificate Principal outstanding is less than $250,000, Capital may also terminate the Trust by repaying Certificate Principal and accrued interest.

     Upon termination of the Trust and final payments, the Trustee shall reconvey to Capital all right, title and interest of the Trust in the Senior Insurance Settlements, all monies due or to become due with respect to the Senior Insurance Settlements and all proceeds from the Senior Insurance Settlements and the amounts remaining in the Liquidity Account.


                       DESCRIPTION OF THE SENIOR INSURANCE
                         SETTLEMENTS PURCHASE AGREEMENT

General

     The Senior Insurance Settlements assigned to the Trust by Capital will be acquired by Capital from United pursuant to the Senior Insurance Settlements Purchase Agreement entered into between Capital, as purchaser of the Senior Insurance Settlements, and United, as seller of the Senior Insurance Settlements. The Trustee will provide a copy of the Senior Insurance Settlements Purchase Agreement to Certificateholders without charge, upon receipt of a written request therefor. Under the Senior Insurance Settlements Purchase Agreement, United will agree to transfer the Senior Insurance Settlements to Capital. The following summary describes certain terms of the Senior Insurance Settlements Purchase Agreement and is qualified in its entirely by reference to the Senior Insurance Settlements Purchase Agreement.

Sale or Transfer of Senior Insurance Settlement

     United will sell, transfer, assign, and convey to Capital all its right, title and interest in and to all of the Senior Insurance Settlements being transferred on each Closing Date. Upon the request of Capital, United will notify Capital of the amount of Senior Insurance Settlements available for purchase on each Closing Date. The purchase price for the Senior Insurance Settlements shall equal the amount advanced by United to the insured as payment for the insurance policy, excluding United's fees. The monies advanced by Capital with respect to any one Senior Insurance Settlement shall not exceed ____% of the face amount of the insurance policy. Such advance will be payable to United in cash or other immediately available funds.

     In connection with the sale and transfer of the Senior Insurance Settlements to Capital, United will indicate in its computer master file that the Senior Insurance Settlements have been sold to Capital by United and then assigned by Capital to the Trust. In addition, United will furnish to the Trustee and Capital a computer printout readable by the Trustee and by Capital containing a true and complete list of all such Senior Insurance Settlements, identified by account number and by the total outstanding face amount on the Closing Date. The Senior Insurance Settlements Purchase Agreement shall

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

constitute a security agreement between United and Capital. See "Risk Factors - Certain Legal Aspects."

Representations and Warranties

     United will make representations and warranties to Capital as of each Closing Date, that United is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Senior Insurance Settlements Purchase Agreement.

     United will also represent and warrant to Capital that the Senior Insurance Settlements Purchase Agreement constitutes a legal, valid and binding obligation of United, and the sale and transfer of the Senior Insurance Settlements to Capital constitute a valid sale and transfer to Capital of all right, title and interest of United in and to the Senior Insurance Settlements, and the proceeds thereof. United covenants to indemnify Capital and to hold Capital harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Capital if the foregoing representations and warranties are materially false.

     United covenants in the Senior Insurance Settlements Purchase Agreement that it will perform its obligations under the agreements relating to Senior Insurance Settlements and observe all its policies and procedures relating to the Senior Insurance Settlements, unless the failure to do so would not have a material adverse effect on the rights of the Trust, as assignee of the Senior Insurance Settlements, or the Certificateholders.

     United will expressly acknowledge and consent to the assignment by Capital of all of its right, title and interest in and to the Senior Insurance Settlements to the Trust for the benefit of the Certificateholders. United will also agree that any amounts payable by United to Capital, and that are to be paid by Capital to the Trustee for the benefit of the Certificateholders, will be paid by United on behalf of Capital directly to the Trustee.

     United covenants that all of its right, title and interest in and to any Senior Insurance Settlements shall inure to Capital. Except for the sale and conveyances under the Senior Insurance Settlements Purchase Agreement, United will not sell, pledge, assign or transfer any interest in the Senior Insurance Settlements to any other person or entity.

Termination

     The Senior Insurance Settlements Purchase Agreement will continue in full force and effect until (a) the Trust terminates, or (b) United shall (1) become insolvent; (2) fail to pay its debts generally as they become due; (3) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law; or (4) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law and, if such proceeding is involuntary and is not dismissed within 90 days of its institution. United will immediately cease to transfer to Capital and promptly give notice of such event to Capital and to the Trustee.

            CERTAIN LEGAL ASPECTS OF THE SENIOR INSURANCE SETTLEMENTS

Sale and Transfer of Senior Insurance Settlements

     Transfer of Senior Insurance Settlements. On each Closing Date United will sell, transfer, assign the Senior Insurance Settlements to Capital and Capital will transfer, assign an irrevocable beneficial interest in the Senior Insurance Settlements to the Trust. Simultaneously with such transfers from United to Capital and from Capital to the Trust, Capital will execute and the Trust will authenticate Certificates offered hereby and pay Capital for the Senior Insurance Settlements from the proceeds of such offering. Capital will pay United the proceeds received from the Trust in consideration for the Senior Insurance Settlements sold to Capital by United. On each Closing Date United will indicate in its master computer file of Senior Insurance Settlements that the Senior Insurance Settlements have been sold to Capital and whose interests are transferred to the Trust. In addition, on each Closing Date, United, as Subservicer, will deliver to the Master Servicer and Trustee, a computer printout containing a true and complete list of all Senior Insurance Settlements, identified by account number and by the total outstanding face amount of such Senior Insurance Settlements on the Closing Date. Furthermore, the insurers, in most instances, may not be notified of such transfers except that United will direct the insurers to send all payments to the Lockbox Account which will be owned by the Trust.

     United will represent and warrant to Capital in the Senior Insurance Settlements Purchase Agreement that the sale and transfer of the Senior Insurance Settlements to Capital as of each Closing Date constitutes a true and valid sale and transfer to Capital of all right, title and interest of United in and to the Senior Insurance Settlements. Capital will make similar representations and warranties with respect to its assignment of an irrevocable beneficial interest to the Trustee, in the Pooling and Servicing Agreement.

     Article 9 of the UCC ("Article 9") does not apply to a transfer of an interest or claim in or under any policy of insurance and, consequently, the Trust may not have access to Article 9 remedies since its interest in the Senior Insurance Settlements is characterized as an interest or claim in or under a policy of insurance.

     Under the Senior Insurance Settlements Purchase Agreement, United will (a) represent and warrant that United has acquired the Senior Insurance Settlements from the insureds and has transferred the Senior Insurance Settlements to Capital free and clear of the lien of any third party and (b) covenant that United will not sell, pledge, assign, grant, transfer or otherwise convey any lien or other interest in and to the Senior Insurance Settlements other than to Capital. Under the Pooling and Servicing Agreement, Capital will (a) represent and warrant that Capital has acquired the Senior Insurance Settlements from United and has assigned an irrevocable beneficial interest in the Senior Insurance Settlements to the Trust and (b) covenant that Capital will not sell, pledge, assign, grant, transfer or otherwise convey any lien or other interest in and to the Senior Insurance Settlements other than to the Trust.

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

     Capital will not engage in any activities except acquiring Senior Insurance Settlements from United, transferring an irrevocable beneficial interest in the Senior Insurance Settlements to the Trust and engaging in activities incidental to, or necessary or convenient to accomplish the foregoing. Capital has no intention of filing a voluntary petition under the United States Bankruptcy Code or any applicable state law so long as Capital is solvent and does not reasonably foresee becoming insolvent.

     The voluntary or involuntary application for relief under the United States Bankruptcy Code or any comparable state law with respect to Untied should not necessarily result in a similar voluntary application with respect to Capital so long as Capital is solvent and does not reasonably foresee becoming insolvent by reason of United's insolvency or otherwise. Counsel has advised Capital that (a) a voluntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to Capital may not lawfully be filed without the prior consent of all directors of Capital, (b) subject to certain assumptions (including the assumption that separateness and corporate formalities are observed by United and Capital), the assets and liabilities of Capital should not be substantively consolidated with the assets and liabilities of United in the event of an application for relief under the United States Bankruptcy Code with respect to United, and (c) the sale and transfer of Senior Insurance Settlements by United to Capital constitute a valid sale and transfer and, therefore, such Senior Insurance Settlements would not be the property of United in the event of the filing of an application for relief by or against United under the United States Bankruptcy Code. If, however, a bankruptcy trustee for United, United as debtor in possession, or a creditor of United were to assert that United and Capital should be substantively consolidated or that the transfer of the Senior Insurance Settlements from United to Capital (and therefore from Capital to the Trust) should be recharacterized as a pledge of such Senior Insurance Settlements, then delays in payments on the Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments could result.

                                   TAX MATTERS

General

     Set forth below is a general description of certain of the anticipated federal income tax consequences to Certificates. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Certificateholders in light of their personal investment circumstances, nor to certain types of Certificateholders subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). In addition, this description does not consider the effect of any applicable foreign, state or local income tax laws. Prospective investors are urged to consult their own tax advisors as to the precise federal, state, local and other tax consequences of acquiring, holding and disposing of the Certificates. This discussion is based upon present provisions of the Internal Revenue Service Code of 1986, as amended ("Code"), the Treasury Regulations promulgated thereunder, and rulings of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change, possibly retroactively. No ruling will be sought from the IRS with respect to the transactions contemplated hereby.

Treatment of the Certificates as Evidences of Indebtedness of Capital

     As expressly provided in the Pooling and Servicing Agreement, Capital has structured the Pooling and Servicing Agreement and the Certificates to facilitate a secured, credit-enhanced financing with the intention that for federal, state and local income tax purposes the Certificates will constitute evidences of indebtedness of Capital collateralized by the Senior Insurance Settlements it owns. Moreover, Capital and each Certificateholder, by the acceptance of a Certificate, will agree to recognize and report such Certificate as evidence of indebtedness of Capital for federal, state and local income or franchise tax purposes. However, as integral elements of this financing technique, Capital will transfer the Senior Insurance Settlements to the Trust, each Certificateholder will receive a Certificate that will represent an undivided interest in the Trust, and, for financial accounting purposes, the transaction will be treated as a transfer of an ownership interest in the Senior Insurance Settlements by Capital thereby avoiding the necessity for recording the debt on the books of Capital.

     Whether a transaction constitutes a sale of property or a loan secured by the transferred property for federal income tax purposes depends on the substance of the transaction determined from an analysis of the facts and circumstances as reflected in the underlying documents for the transaction, the intent of the parties, and on the basis of numerous factors primarily concerning whether the transferor has relinquished substantial incidents of ownership of the property. Among the many factors evidencing the incidents of ownership, the primary factors examined by the courts and the IRS are whether the transferor has retained or shifted substantial benefits and burdens of ownership of the property. If the form and the substance of a transaction are consistent, the characterization of the transaction would generally be conclusive for federal income tax purposes.

     Even if the form and substance of a transaction are deemed to differ in material respects, courts have allowed taxpayers, under appropriate circumstances, to disregard the form chosen and rely instead on the substance of the transaction for federal income tax purposes. Assuming that the form of the transaction contemplated by the Pooling and Servicing Agreement is not determined to be consistent in all material respects with the substantive characterization of the transaction as a secured financing by Capital, the parties would be permitted to disregard the form of the transaction and characterize the transaction in accordance with its substance.

     The real economic gains from the transaction would be attributable to the residual funds that are anticipated to accumulate as Excess Cash and the interest and other earnings realized on investments of the funds in the Senior Insurance Settlements Accounts and the Liquidity Account. These gains will be realized by Capital and are a further indication that the transaction should be classified as a secured loan arrangement.

Possible Classification of the Transaction as a Partnership, or a Publicly-Traded Partnership or an Association Taxable as a Corporation

     There can be no assurance that the IRS will not assert that, for purposes of the Code, the transaction contemplated by Capital and the Certificateholders constitutes a sale of the Senior Insurance Settlements (or an interest therein) and/or that the proper classification of the legal relationship among Capital and the Certificateholders resulting from this transaction is that of a partnership, or a publicly-traded partnership or an association taxable as a corporation.

     If the arrangement created by the Pooling and Servicing Agreement were characterized as a partnership among Capital and the Certificateholders for federal income tax purposes, the partnership would be treated as the owner of the Senior Insurance Settlements. The amount and timing of income and deductions of a Certificateholder with respect to the Certificates may differ if the Certificates are held to constitute interests in a partnership rather than evidences of indebtedness of Capital. The partnership itself would not be subject to federal income tax; rather, Capital and each Certificateholder as partners would report on their tax return their distributive share of the partnership's income, gain, loss, deduction and credit, determined under partnership tax accounting rules. Cash distributions to a Certificateholder would not be separately taxable except to the extent that such distributions exceeded the Certificateholder's basis in the Certificateholder's partnership interest (as adjusted to reflect the Certificateholder's distributive share of partnership income and loss and cash contributions made to and distributions from the partnership).

     If the arrangement were treated as a publicly-traded partnership (unless certain exceptions apply) or an association taxable as a corporation, it would be subject to federal income taxes at corporate tax rates on the taxable income generated by the ownership of the Senior Insurance Settlements. Such a tax would result in reduced distributions to Certificateholders. Distributions to Capital and to the Certificateholders would not be deductible in computing the taxable income of the corporation. In addition, all or a portion of any such distributions made to the Certificateholders would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Certificateholders.

     No attempt will be made to comply with any IRS reporting or tax payment requirements which might be applicable if the arrangement among Capital and the Certificateholders were treated as creating a partnership or a publicly-traded partnership or an association taxable as a corporation. If this transaction were later held to constitute a partnership, a publicly-traded partnership or an association taxable as a corporation, the manner of bringing it into compliance with such requirements is unclear at this time.

Interest Income to Certificateholders

     Assuming the Certificates constitute evidences of indebtedness of Capital for federal income tax purposes, interest will be includible as ordinary income when received or accrued by Certificateholders in accordance with their respective methods of tax accounting. Interest received on the Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of "investment interest" expense.

     Capital has indicated that the Certificates will not be issued at a price resulting in a discount that exceeds a statutory de minimis amount and, thus, the Certificates should not be issued with original issue discount ("OID") within the meaning of Section 1273 of the Code. Each Certificateholder should consult his own tax advisor regarding the impact to him of the original issue discount rules if the Certificates are issued with OID.

     A Certificateholder who purchases a Certificate for less than its stated principal amount will be subject to the "Market discount" rules of the Code, and a Certificateholder who purchases a Certificate for more than its stated principal amount will be subject to the premium amortization rules of the Code. A Certificateholder should consult his own tax advisor regarding the tax consequences of these rules if they apply to the Certificateholder.

Gain or Loss on Disposition of Certificates

     Subject to the application of the market discount rules, if a Certificate is sold, exchanged or otherwise disposed of, the Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition and the adjusted basis of such Certificate. The adjusted basis of the Certificate will equal the Certificateholder's cost, increased by any market discount previously includible in income by the Certificateholder with respect to the Certificate, and reduced by the principal payments previously received and any premium amortized, by the Certificateholder with respect to the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset.

Foreign Investors

     In general, interest paid to a foreign person (within the meaning of the Code) would be exempt from United States withholding taxes provided that the interest is not effectively connected with the conduct of a trade or business of the recipient in the United States and, if the foreign person (i) is not a "10 percent shareholder" or "controlled foreign corporation" to which Capital is a related person within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person, and providing the foreign person's name and address. If the IRS were to contend successfully that the Certificates are interests in a partnership, a Certificateholder that is a foreign person might be required to file a United States individual or corporation income tax return and pay tax on its share of partnership income at regular United States rates, including the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Certificates are recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Pooling and Servicing Agreement were treated as dividends, a foreign person would generally be taxed on the gross amount of such dividends (and be subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

     In general, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Certificate by a foreign person will be exempt from United States federal income tax and withholding, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the nonresident alien or foreign corporation and (ii) in the case of an individual foreign person, (a) the foreign person is not present in the United States for 183 days or more in the taxable years of the sale, exchange, retirement or other taxable disposition or (b)(1) the foreign person does not have a "tax home" in the United States and (2) the gain is not attributable to an office or other fixed place of business maintained in the United States by the foreign person.

     There could also be state and local tax considerations to foreign persons who hold Certificates.

     The foregoing description is very general in nature, and foreign investors should consult their own tax advisors to ascertain the application of these matters to them.

Backup Withholding

     Certificateholders may be subject to backup withholding at the rate of 20% with respect to interest paid on a Certificate, unless such Certificateholder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to the Certificateholder's exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Certificateholder, who does not provide Capital or the Certificateholder's broker with such Certificateholder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the Certificateholder's income tax liability. Capital will report to the Certificateholders and the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments made on the Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuity and employee annuity plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violations of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     The Department of Labor has issued a regulation ("Regulation") concerning the definition of what constitutes the "plan assets" of certain employee benefit plans and annuities described in ERISA or the Code, and of individual retirement accounts or annuities (collectively referred to herein as "Benefit Plans"). Under the Regulation the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an equity investment could be deemed to be investments by Benefit Plans are made in the Trust, the Trust could be deemed to hold plan assets of such Benefit Plan unless an exception is applicable to the Trust.

Debt Interest Exception.

     The Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. An equity interest is defined as any interest in an entity other than an instrument that is treated as debt under applicable local law and which has no substantial equity features. Counsel to Capital is of the opinion that the Certificates would be characterized as evidences of indebtedness of Capital for federal income tax purposes. Although no assurance can be given that the Certificates will be treated as debt under applicable law, if the Certificates are deemed to be debt rather than equity interests, the Trust's assets would not be treated as plan assets solely as a result of the purchase of a Certificate by a Benefit Plan.

Publicly-Offered Security Exception.

     Assuming that the Certificates represent equity interests, the Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (a) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Although there are no restrictions imposed under the terms of the Pooling and Servicing Agreement on the transfer of the Certificates and Capital intends the registration requirements to be satisfied, it is uncertain whether the Certificates will be held by at least 100 unrelated persons at the conclusion of the offering made by this Prospectus. Accordingly, no assurances can be given that the offering of the Certificates will meet the criteria of this publicly-offered security exception.

Exception for Insignificant Participation by Benefit Plan Investors.

     The Regulation also states that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" (e.g., employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account or annuity under Section 408 of the Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of any class of equity interests in the entity (excluding the value of any equity interests held by Capital, the Trustee or its affiliates) is held by benefit plan investors. No assurance can be given by Capital as to whether the value of the interests in the Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

     If the Trust were deemed to hold "plan assets" of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. There is no assurance that any exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust which are represented by the Certificates would be considered "plan assets", the consequences that would apply if the Trust's assets were considered "plan assets" and the applicability of exemptive relief from the prohibited transaction rules.

     Regardless of whether the Trust were deemed to hold "plan assets" of Benefit Plans that are Certificateholders, the purchase of Certificates by a Benefit Plan with respect to which Capital or any entity related to it is a "party in interest" under ERISA or a "disqualified person" under the Code could constitute a prohibited transaction under Section 4975 of the Code or under
Section 406 of ERISA if, for instance, the Benefit Plan's purchase is part of an "arrangement" to benefit Capital or any entity related to it. Accordingly, fiduciaries of a Benefit Plan with respect to which Capital or any entity related to it is a "party in interest" or "disqualified person" should consult their own counsel concerning the propriety of the investment prior to making the purchase.

     Moreover, a possible violation of the prohibited transaction rules could occur if Certificates were purchased during the offering with assets of any Benefit Plan if the Trustee or any of its affiliates were a fiduciary with respect to such Benefit Plan. Accordingly, the fiduciaries of any Benefit Plan should not purchase Certificates during the offering with assets of any Benefit Plan if the Trustee or any of its affiliates perform or have any discretionary investment powers or any other fiduciary power as to such Benefit Plan.

     Finally, fiduciaries of a Benefit Plan should consider fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law (ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus.

                         TRANSFERABILITY OF CERTIFICATES

     The Placement Agent has advised Capital that the Placement Agent does not intend to act as a market maker of the Certificates.

                         INVESTMENT COMPANY ACT OF 1940

     The Investment Company Act of 1940 (the "Act") applies to "investment companies" as defined by the Act.

     Section 3(c)(5)(A) of the Act provides that an investment company does not include a "person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in . . . (A) purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and service." The Securities and Exchange Commission staff takes the position that an issuer qualifies under Section 3(c)(5)(A) if at least 55% of its assets consist of notes, open accounts receivable, or other obligations representing part or all of the sale price of merchandise, insurance or services.

     The Senior Insurance Settlements represent payment obligations of insurance companies. The Trust will also consist of no more than [ ]% in Permitted Investments. The Trust will therefore satisfy the requirements of Section 3(c)(5)(A) of the Act and is not an investment company subject to the Act.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for Capital by Mesirov Gelman Jaffe Cramer & Jamieson, LLP, Philadelphia, Pennsylvania.

                                    GLOSSARY

     "Assignment" shall mean a written assignment transferring the Senior Insurance Settlements to the Trust and executed by Capital.

     "Authorized Newspapers" shall mean each newspaper of general circulation in New York, or Carmal, Indiana, or in any other place specified by Capital, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     "Business Day" shall mean each day which is neither a Saturday, a Sunday nor any other day on which banking institutions in New York are authorized or obligated by law or required by executive order to be closed.

     "Certificate" shall mean any one of the certificates issued by the Trust and representing an undivided interest in the Trust and the right to receive payments of principal and interest on such certificates.

     "Certificate Interest" shall mean any and all interest which shall accrue on a Certificate from the applicable Closing Date of the particular Certificate.

     "Certificate Principal" shall mean the outstanding principal amount of the Certificate at the time of determination.

     "Certificate Rate" shall mean, with respect to the Tranche I Certificates, 9.0% per annum and with respect to the Tranche II Certificates, 9.25% per annum, calculated on the basis of a 360 day year consisting of 30 day months, provided that, in the case of the month in which any such Certificate is first issued, such rate shall be calculated for the number of actual days remaining in the month from the date of issuance.

     "Certificate Register" shall mean a register kept at the office or agency in which the Transfer Agent and Registrar shall provide for the registration of the Certificates and of transfer and exchanges of the Certificates.

     "Closing Date" shall mean, with respect to any Certificate, the date of issuance of such Certificate.

     "Collections" shall mean all payments (including all payments received from an Insurance Company) received by the Subservicer with respect to the Senior Insurance Settlements, in the form of cash, checks, wire transfers, electronic transfers or other form of payment.

     "Debtor Relief Laws" shall mean the United States Bankruptcy Code and all other applicable liquidation, rearrangement, receivership or conservatorship or similar laws affecting rights of creditors generally.

     "Determination Date" shall mean the 10th day of the month after the month in which the first Closing Date occurs and the 10th day of each calendar month thereafter, or, if any such 10th day is not a Business Day, the next succeeding Business Day.

     "Distribution Date" shall mean the 15th day of the month after six months in which the first Closing Date occurs and the 15th day of each calendar six month period thereafter, or, if any such 15th day is not a Business Day, the next succeeding Business Day.

     "Escrow Account" shall mean an interest bearing account established by the Trustee for the benefit of the Certificateholders to deposit subscription proceeds prior to a Closing Date.

     "Final Maturity Date" shall mean the close of business on the 1st Business Day and date 8 and 10 years, respectively, from the date of the 1st Closing Date whereby the 1st Certificate is issued by the Trust.

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Insurance Claims" means a claim for payment under a life insurance policy issued by an Insurance Company.

     "Insurance Company" or "Insurance Companies" shall mean those legal entities authorized and admitted by Governmental Authority to do insurance business in the state under a certificate of authority and authorized to write life insurance policies.

     "Investor Accounts" shall mean each of the Senior Insurance Settlements Account, Lockbox Account, Liquidity Account, and the Distribution Account.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance of lien or preferential arrangement, and the filing of a financing statement to evidence any of the foregoing.

     "Master Servicer's Fee" shall mean an annual fee equal to .175% or .0825% of the principal amount of Certificates outstanding payable monthly in accordance with the Pooling and Servicing Agreement.

     "Monthly Subservicing Fee" shall be an amount equal to 1/12th of the product of (i) the Servicing Fee Percentage and (ii) the principal amount of the Certificates outstanding as of the first day of such month, or portion thereof.

     "Officer's Certificate" shall mean a certificate signed by any officer of Capital or the Subservicer, as appropriate, and delivered to the Trustee.

     "Paying Agent" shall mean the Trustee or any paying agent appointed by the Trustee.

     "Permitted Investment" shall mean any one or all of the following types of investments (i) negotiable instruments or securities represented by instruments in bearer or registered form which evidence any one or all of the following types of obligations (a) obligations fully guaranteed by the United States of America; (b) time deposits in, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities which the certificates of deposit, short-term deposits or long-term secured debt obligations, if any, of such depository institution or trust company shall meet certain credit rating standards of Duff & Phelps, Moody's and/or Standard & Poor's, as may be applicable, or such time deposits are fully insured by the Federal Deposit Insurance Corporation; (c) certificates of deposit which meet, at the time of the Trust's investment or contractual commitment to invest therein, certain rating standards of Duff & Phelps, Moody's and/or Standard & Poor's, as may be applicable; (d) investments in money market funds rated in the highest investment category or otherwise approved, in writing by Duff & Phelps, Moody's and/or Standard & Poor's; and (e) investments in the Dreyfus Treasury Prime Cash Management Fund; (ii) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in (i) (b) above; and (iii) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and which consists of shares of any open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which meets certain other prescribed investment guidelines.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Record Date" shall mean with respect to any Distribution Date the last Business Day of the preceding month.

     "Requirements of Law" for any legal person shall mean the certificate of incorporation or articles of association or bylaws or other organizational or governing documents of such person and any law, treaty, rule or regulation, or determination of an arbitrator or governmental authority (defined as the United States of America or any state or local subdivision thereof), in each case applicable to or binding upon such person or to which such person is subject (including, without limitation, the Federal Trust in Lending Act, Fair Debt collection Act and retail installment sales acts).

     "Scheduled Trust Termination Date" shall mean the close of business on the 1st Business Day and date 8 and 10 years respectively from the date of the 1st Closing Date whereby the 1st Certificate is issued by the Trust.

     "Servicing Fee Percentage" shall equal .45%.

     "Subservicer" shall mean United, the Master Servicer or Successor Servicer as applicable, which entity is then performing duties of Subservicer hereunder.

     "Subservicer's Fee" shall mean an annual fee equal to the product of (a) __% multiplied by (b) the outstanding principal amount of the Certificates as of the first day of each month.

     "Transfer Agent and Registrar" shall initially be the Trustee's Corporate
Trust Office in              or any transfer agent and registrar appointed
by Trustee.

     "Transfer Date" shall mean the Business Day next preceding each Distribution Date.

     "Trustee's Fee" shall mean the fees and charges outlined in its letter of _____________ shall be the customary and usual charges made by the Trustee for similar services provided to its customers.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Capital, Trustee, Master Servicer, United or the Placement Agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary.........................................................   1

Risk Factors...............................................................  13

Forward-Looking Statements.................................................  20

United, Capital, 21st Services and the Trust...............................  20

Use of Proceeds............................................................  36

Maturity Assumptions.......................................................  36

Plan of Distribution.......................................................  36

Description of the Certificates and the Pooling and Servicing Agreement....  38

Description of the Senior Insurance Settlements Purchase Agreement.........  61

Certain Legal Aspects of the Senior Insurance Settlements..................  63

Tax Matters................................................................  65

ERISA Considerations.......................................................  69

Transferability of Certificates............................................  71

Investment Company Act of 1940.............................................  71

Legal Matters..............................................................  72


Until ________________________, ______________________2000 (90 days after the date of this Prospectus) all dealers effecting transaction in the Certificates, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  $150,000,000
                                     SENIOR
                                    INSURANCE
                                   SETTLEMENTS
                                     FUNDING
                                   TRUST 1999

                                      9.0%
                            Asset Backed Certificates

                                       and

                                      9.25%

                            Asset Backed Certificates


                         Capital Resource Group One, LLC


                               21st Holdings, LLC


              Master Servicer of the Senior Insurance Settlements


            ---------------------------------------------------------

                                   PROSPECTUS

                            Pryor, Counts & Co. Inc.

            ---------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than commissions) to be incurred in connection with the issuance and distribution of the Certificates.

         SEC Filing Fee                                    $ 41,700
         Trustee's Fees and Expenses                         10,000
            (including counsel fees)
         Legal Fees and Expenses                            100,000
         Printing and Engraving Expenses                      5,000
         Blue Sky Qualification Expenses                      5,250
            Miscellaneous                                     2,000
                                                           --------
           *Total                                          $163,950
                                                           ========
----------
*  The actual total will be filed by amendment.

Item 14. Indemnification and Directors and Officers.

     Capital was incorporated under Delaware law. Pursuant to Section 145 of the Delaware General Corporation Law, a Delaware corporation may indemnify an officer, director, or controlling person or purchase and maintain insurance against liability which such persons may incur in this corporate capacity. Under certain circumstances, Section 145 mandates that a Delaware corporation indemnify such persons.

     Section 145 provides that a corporation may indemnify a person, including officers and directors, who was, is or is threatened to be made a named defendant or respondent in a threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including appeals therein, by reason of the fact that such person was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if (1) such person conducted himself in good faith;
(2) if a director, he reasonably believed that (a) his conduct as a director was in the corporation's best interest or (b) his conduct was at least not opposed to the corporation's best interest; and (3) in a criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

     Pursuant to Section 145, if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Except to the extent provided in Section 145, a director may not be indemnified in


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respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity or (2) in which the person is found liable to the corporation.

     Pursuant to Section 145, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, trustee, etc. of another corporation, trust or enterprise.

     Pursuant to Section 145, a corporation is obligated to indemnify an officer or director against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was an officer or director, if he has been wholly successful, in the merits or otherwise, the defense of the proceeding.

     The indemnity provided for in Section 145 may include judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding.

     Article ___ of Capital's Articles of Incorporation provides that no person shall be liable to Capital for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of Capital in good faith, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used in the circumstances in the conduct of his own affairs.

Item 15. Recent Sales of Unregistered Securities.

     None.

Item 16. Exhibits and Financial Statement Schedules.

     (a) Exhibits:

          3.1 -- Articles of Incorporation of Registrant. (To be filed by amendment)

          3.2 -- Bylaws of Registrant. (To be filed by amendment)

          4.1 -- Pooling and Servicing Agreement among Registrant, the Servicer and the Trustee, including the form of Certificates and other exhibits thereto, defining the rights of the Certificateholders. (To be filed by amendment)

          4.2 -- Form of Certificate. (To be filed by amendment)

          5.1 -- Opinion of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, with respect to legality. (To be filed by amendment)


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         10.1 -- Placement Agent Agreement. (To be filed by amendment)

         10.2 -- Senior Insurance Settlements Purchase Agreement. (To be filed by amendment)

         10.3 -- Master Servicer Agreement. (To be filed by amendment)

         10.4 -- Escrow Agreement. (To be filed by amendment)

         24.1 -- Consent of Mesirov Gelman Jaffe Cramer & Jamieson, LLP (included in opinion filed as Exhibit 5.1). (To be filed by amendment)

         28.2 -- Form of Subscription Agreement. (To be filed by amendment)

     (b) Financial Statement Schedules:

         Not applicable with respect to the Registrant.

Item 17. Undertakings.

     The undersigned Registrant on behalf of the Trust or the Trust hereby undertakes to provide to the Placement Agent on each Closing Date as specified in the Pooling and Servicing Agreement and the Placement Agent Agreement, Certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this amended Registration Statement.

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


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     (2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by directors, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, and State of Indiana, on the 3rd day of November, 1999.

                                            CAPITAL RESOURCE GROUP ONE, LLC


                                            By: /s/ Thomas J. LaRussa
                                                -------------------------------
                                                Thomas J. LaRussa, President


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     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Officers                   Title                            Date Signed
      --------                   -----                            -----------

/s/ Thomas J. LaRussa          President                       November 3, 1999
---------------------
Thomas J. LaRussa


/s/ Thomas J. LaRussa          Secretary                       November 3, 1999
---------------------
Thomas J. LaRussa



Board of Directors:


/s/ Thomas J. LaRussa          Director                        November 3, 1999
---------------------
Thomas J. LaRussa


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